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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 11, 2014

Dear Stockholder:

        You are cordially invited to attend the 2014 Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos"), which will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121, on Wednesday, May 14, 2014, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

        At our annual meeting, our stockholders will be asked to elect the seven directors named herein to our Board of Directors; to ratify the Board's selection of Deloitte & Touche LLP as our independent registered public accounting firm; to approve the adoption of the Company's 2014 Equity Incentive Plan; to cast an advisory vote to approve the compensation of our named executive officers; and to transact such other business as may properly come before the meeting or any adjournment thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.

        Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Kratos common stock you own, it is important that your shares be represented at the annual meeting. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters on which our stockholders will be asked to vote at the annual meeting, and we urge you to read these materials carefully. You can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121
(858) 812-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 14, 2014

To the Stockholders of Kratos Defense & Security Solutions, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the "Company") will be held on Wednesday, May 14, 2014, at 9:00 a.m. local time at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121 for the following purposes:

  1.
  To elect the following seven nominees as directors to serve until the next annual meeting, or until their successors are duly elected and qualified: Scott Anderson, Bandel Carano, Eric DeMarco, William Hoglund, Scot Jarvis, Jane Judd, and Samuel Liberatore.

  2.
  To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2014.

  3.
  To approve the adoption of the Company's 2014 Equity Incentive Plan.

  4.
  An advisory (non-binding) vote to approve the compensation of our named executive officers as presented in the proxy statement accompanying this Notice.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors unanimously recommends a vote "FOR" each of the director nominees and "FOR" each of the other proposals listed above. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        Our Board of Directors has fixed the close of business on March 27, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy, voter instruction card or meeting notice for admission.

By Order of the Board of Directors,
Eric DeMarco
April 11, 2014	President and Chief Executive Officer

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2014: Our proxy statement and our 2013 Annual Report to Stockholders are available at www.proxyvote.com.

 2014 PROXY SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time & Date:	9:00 a.m., May 14, 2014
Place:	Irvine Amenities Center 9540 Towne Centre Drive, Suite 175 San Diego, CA 92121
Record Date:	March 27, 2014
Voting:
You may vote either in person at the Annual Meeting or by telephone, the Internet or mail. See the section entitled "How to Vote" below for more detailed information regarding how you may vote your shares.
Admission:
Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH DIRECTOR NOMINEE	19
2.	Ratification of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 28, 2014	FOR	22
3.	Approval of the adoption of the Company's 2014 Equity Incentive Plan	FOR	24
4.	Advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	36

Proposal 1: Director Nominees

        The following table provides summary information about each director nominee. Each director nominee will be elected to serve until the next annual meeting of stockholders.

Name	Age	Director Since	Occupation	Independent	Committees
Scott Anderson	55	1997	Principal, Cedar Grove Partners, LLC	x	Audit (Chair); Nominating & Corporate Governance
Bandel Carano	52	1998	Managing Partner, Oak Investment Partners LLC	x	Compensation; Nominating & Corporate Governance (Chair)
Eric DeMarco	50	2003	President & Chief Executive Officer, Kratos
William Hoglund (Chairman)	60	2001	Member, Safeboats International, LLP	x	Audit; Compensation; Nominating & Corporate Governance
Scot Jarvis	53	1997	Principal, Cedar Grove Partners, LLC	x	Audit; Compensation (Chair); Nominating & Corporate Governance
Jane Judd	67	2011	Senior Financial Executive (Ret.), Titan Corporation	x	Audit
Samuel Liberatore	76	2009	Senior Vice President (Ret.), Madison Research Division of Kratos	x	Nominating & Corporate Governance

Proposal 2: Ratification of Auditors

        As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee's selection of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 28, 2014 (please review the complete Proposal No. 2 beginning on page 22 of this proxy statement).

Proposal 3: 2014 Equity Incentive Plan

        We are asking the Company's stockholders to approve the adoption of the Company's 2014 Equity Incentive Plan (the "2014 Plan"), which will initially have 1,550,000 shares of common stock for issuance under the 2014 Plan. Subject to stockholder approval, the 2014 Plan will be the successor to all of the Company's Prior Plans (as defined in Proposal 3), such that no additional stock awards will be granted under the Prior Plans. Additionally, without increasing the Company's current equity award overhang, any of the 5,511,322 shares subject to outstanding stock awards granted under the Prior Plans or granted outside of a Prior Plan that, at any time after March 27, 2014, expire or terminate, are forfeited, cancelled, or otherwise returned, or are reacquired or withheld (as more thoroughly discussed in the 2014 Plan) will be added to the share reserve of the 2014 Plan and available for issuance pursuant to stock awards granted under the 2014 Plan. A copy of the 2014 Plan is attached as Appendix A to this proxy statement. We are asking our stockholders to approve the 2014 Plan so that we will have additional shares of common stock available to attract and encourage the continued employment and service of our officers, employees, directors, and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success and to further align their interests with our stockholders' interests.

        The 2014 Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices, including:

  •
  Repricing is not allowed without stockholder approval.  The 2014 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2014 Plan without prior stockholder approval.

  •
  Stockholder approval is required for additional shares.  The 2014 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

  •
  No liberal change in control provisions.  The definition of change in control in our 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

  •
  No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Proposal 4: Advisory Vote to Approve Compensation of Named Executive Officers

        We are asking our stockholders to provide an advisory vote relating to the compensation of our named executive officers. The Compensation Committee has developed our executive compensation strategy to achieve the following principal compensation objectives:

  •
  align executive compensation with our stockholders' interests, including placing a majority of compensation "at risk" and requiring that a significant portion of the CEO's and other executive management's equity awards vest in a manner that is directly tied to the Company's stock performance;

  •
  recognize individual initiative and achievements and successful execution of the Company's strategic plan, as approved by the Company's Board;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        Fiscal Year 2013 was an extremely challenging year for the overall U.S. federal government contracting industry and for the Company. During 2013, there was an extended Continuing Resolution Authorization ("CRA") for the first and final three months of the year, with no overall federal or Department of Defense ("DoD") budget in place. When a CRA is in place, no new contract awards can be made. Additionally, in 2013 the initial Sequestration cuts from the Budget Control Act were implemented, with the base DoD budget being reduced by approximately $25 billion from 2012 levels, to approximately $505 billion. The DoD budget was cut further, to approximately $497 billion for Fiscal Year 2014. Approximately 65% of Kratos' revenues are generated from U.S. federal government customers, funding and agencies. As a result, the Company's revenues, Adjusted EBITDA (as defined below) and cash flows were all adversely impacted by this challenging industry environment throughout 2013.

        Despite the adverse federal government budgetary environment and the significant investments the Company made in 2013, management delivered a strong 2013 total stockholder return ("TSR") of 49%. The Company believes that this stock performance was due in part to the important progress Kratos'

management team made on a number of strategic initiatives as noted in more detail below, and which include:

  •
  Investing in key defense-related long-term growth opportunities;

  •
  Diversifying away from reliance on defense-related spending; and

  •
  Taking significant cost reduction actions.

        Kratos believes that these actions, if successful, could result in significant revenue, EBITDA, and cash flow growth and a related valuation increase for the Company's stockholders.

        Despite this federal government budgetary environment in 2013, the Company made significant discretionary investments in certain large, new growth areas to help position the Company for longer-term success, including unmanned systems, electronic warfare and satellite communications. This was due in part to certain new and large program opportunities moving forward, including Next Generation Jammer ("NGJ"), Air and Missile Defense Radar ("AMDR"), and Surface Electronic Warfare Improvement Program ("SEWIP"). These are all expected to be long term, multi-year national security priority programs. In addition, to protect the Company's and its customers' intellectual property and sensitive information, the Company increased its internal spending on cybersecurity and cyber protection as a result of significant and increasing cybersecurity threats, especially as related to government contractors. All of these important and required investments had a negative impact on the Company's 2013 EBITDA and cash flow, although they reflect sound strategic choices for enhancing Kratos' long-term success. Through Kratos management's interaction and routine discussions with the Company's stockholders, we believe that these strategic initiatives in the unmanned systems, electronic warfare and satellite communications areas are very important to delivering continued value creation to our equity holders.

        Additionally in 2013, the Company continued its successful customer diversification initiative, with Kratos' commercial, international and non-U.S. federal government revenues making up approximately 35% of the Company's business. Kratos' management is executing on this customer diversification strategy in response to declining DoD budgets. An important aspect and contributor to our management's diversification strategy is Kratos' Public Safety & Security ("KPSS") business, which represented approximately 22% of our revenues in 2013. KPSS grew 12.7% from 2012 to 2013. Furthermore, Kratos' commercial satellite communications business grew 31.6% over 2012. The successful execution of this diversification initiative has helped the Company maintain its overall consolidated revenues at approximately $950 million for 2013, a less than approximate 1% decrease from 2012, in spite of the significantly reduced DoD budget that impacted the entire industry. We believe that the Company's success in maintaining its consolidated revenues in this difficult environment demonstrates that its 2013 performance was among the best in its peer group.

        In 2013, our management remained focused on reducing costs and increasing operating efficiencies. For example, Kratos' work force has been reduced by 11.6% from 2012 to 2013, with a total headcount reduction of 502 personnel, from 4,317 to 3,815 employees. We have significantly reduced the number of leased facilities and overall square footage that we occupy, significantly reducing the Company's cost of facilities and improving efficiencies.

        The Company's Board and Compensation Committee take into consideration the performance of our management team and the Company, among other factors, in their consideration of executive compensation. In summary, Kratos' executive management team has successfully:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets;

  •
  Significantly diversified the business, whereby approximately 35% of Kratos' revenues are generated from commercial or international customers, and such diversified business is organically growing;

  •
  Made important progress in large, new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications;

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirement, in response to the current challenging U.S. federal contracting industry environment; and

  •
  Generated real stockholder value through all of the efforts and initiatives noted above, and as represented by the 49% increase in the Company's TSR or stock price from 2012 to 2013.

	Fiscal Year 2013 ($)	Fiscal Year 2012 ($)	Fiscal Year 2011 ($)
Gross Revenues	$950.6	$969.2	$713.9
Cost of Sales	710.6	712.0	522.7
Selling, General and Administrative Expense	193.0	193.1	191.2
Research and Development Expense	21.4	17.8	8.6
Adjusted EBITDA(1)	100.3	115.4	93.0
Operating Cash Flow	22.6	52.3	5.2
Backlog	1,100.0	1,300.0	1,100.0

(1)
Earnings before interest, taxes, depreciation, and amortization ("EBITDA") excluding acquisition related items and non-cash items such as impairment of goodwill, intangibles, and stock based compensation expense. Please see our Form 8-K filed with the SEC on March 11, 2014 for information reconciling Adjusted EBITDA to EBITDA. See page 50 for additional information.

        At the 2013 Annual Meeting, an overwhelming percentage of our stockholders indicated approval of the compensation of our named executive officers, with 96.4% of the votes cast in favor of the advisory vote. We were very pleased with the voting results since the Compensation Committee and the Company's management embarked on an effort in 2012 to gather feedback from key stockholders regarding our executive compensation and took several actions to more closely align pay with performance and modify long-term incentives to align the interests of our executives with our stockholders. As a result of the multi-pronged effort to gather feedback from key stockholders regarding our executive compensation that management and the Compensation Committee undertook in 2012, our Compensation Committee took several actions related to our 2012 pay programs and made additional substantial changes to our compensation programs for 2013. Throughout 2013 and into 2014, we continued to regularly solicit feedback from the Company's stockholders regarding our performance, progress on executing the Company's strategic plan and our executive compensation philosophy and programs. As a result, our Compensation Committee took the following actions:

        2013 Executive Pay Highlights:    For 2013, the Compensation Committee implemented a number of key changes that provided more clear alignment between pay and performance, including:

  •
  Payment of Earned 2012 Annual Incentives as Stock Options Granted in 2013:  The Compensation Committee granted stock options to our corporate named executive officers in recognition of the Company's achievement of 2012 financial objectives (comprising 35% of the target incentive award) that were met or exceeded for fiscal year 2012 but for which there was no payment under the annual incentive plan since the minimum 90% target EBITDA objective was not achieved. Despite the major headwinds the Company and the broader defense sector faced in 2012, including an uncertain DoD budget, the looming threat of sequestration, and a debt ceiling that was expected to be reached in the first half of 2013, the Company performed strongly in 2012. The Compensation Committee recognized these achievements by granting corporate named executive officers stock options, which reflected the Company's pay for performance philosophy and aligned executive officer interests with that of stockholders. The stock option grants were issued on January 4, 2013 with an exercise price equal to the Company's closing market price of $4.98 on the grant date and with 25% vesting on each of the first four anniversary dates from the grant date.

  •
  Base Salary:  The Compensation Committee froze the base salaries of all of our corporate named executive officers and certain of our business unit executive officers at 2012 compensation levels in order to construct a compensation program with additional emphasis on performance-based and long-term incentives.

  •
  Long-term Equity Incentives:  In 2013, the Company issued a 50%/50% share mix of performance-based and time-based stock options to incentivize the Company's executive officers to build long-term equity value and to align the interests of our executive officers with our stockholders' interests. The Compensation Committee applied aggressive performance measures for the vesting of the 2013 performance-based options, which were unusual metrics and approaches in the Company's industry but reflected the Compensation Committee's desire to recognize payment for performance and alignment of executive officers' interests with stockholders' interests. The performance-based options granted in 2013 vest upon the Company's common stock reaching $15.00 per share, an approximate 201% increase in equity value above the grant date market price of $4.98 per share. The time-vesting stock options cliff vest at the end of five years and also require appreciation in stock price to generate value, so the time-vesting options provide a strong performance emphasis in addition to serving as a retention tool.

  •
  Change in Control Agreements:  The Compensation Committee eliminated excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements beginning in 2013. In addition, beginning in 2013, equity awards have "double-trigger" requirements, such that they will not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment.

  •
  Anti-Hedging and Anti-Pledging Policy:  Beginning in March 2013, the Company implemented a policy that prohibits any hedging and pledging transactions by directors and executive officers.

  •
  Stock Ownership Target Guideline:  Effective March 2013, the Compensation Committee implemented a stock ownership target guideline for our Chief Executive Officer of 1% of our outstanding shares of common stock, including all shares held through options, restricted stock units, Employee Stock Purchase Plan purchases, open market purchases and 401(k) holdings.

        2014 Executive Pay Highlights:    For 2014, the Compensation Committee continued to focus on clear alignment between pay and performance:

  •
  Base Salary:  In recognition of the strong performance of the Company over the course of 2013, the Compensation Committee increased the base salaries of certain of our corporate named executive officers and of our business unit executive officers from the previously frozen base salary levels from 2012 compensation levels, in recognition of the strong performance and individual contributions of these executives and of the Company's performance. Most notably, the Company's common stock trading price increased 49% from 2012 to 2013. The Compensation Committee believes the stock price increase was due in part to the Company's strategic positioning on investment in key defense-related growth sectors, diversification away from defense-dependent spending, and continued discipline in cost reductions. The increases for our named executive officers ranged from a salary freeze at 2013 compensation levels to an increase of 10% over 2013 compensation levels. The intent of the Compensation Committee was to construct a compensation program that continues to place significant emphasis on performance-based and long-term incentives, while providing salaries that align with peer compensation data. The Compensation Committee strives for executive compensation to be at or near the median average of peer companies' executive compensation. As a result, the Company's 2014 compensation has been set at or near the median of its peer group compensation.

  •
  Long-term Equity Incentives:  In 2013, the Company issued a 50%/50% mix of performance-based and time-based equity incentives, and the Company followed the same practice in 2014 to incentivize the Company's executive officers to build long-term equity value and closely align the interests of our executive officers with our stockholders' interests. For long-term equity incentives granted in 2014, the performance-based restricted stock units ("RSUs") vest 20% for every 10% increase in the Company's common stock above the grant date price of $8.10, provided that certain other conditions are met. The time-vesting RSU awards cliff vest 100% at the end of five years, which the Compensation Committee believes provides a strong long-term retention tool.

        Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the "Compensation Discussion and Analysis" section beginning on page 43 of this proxy statement. Our Board of Directors and Compensation Committee believe that the compensation of our named executive officers for fiscal year 2013 was appropriate and reasonable and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executive officers to remain with the Company for long and productive careers.

        Cautionary Statement.    Any statements in this proxy statement that do not describe historical facts may constitute forward-looking statements. These forward-looking statements are based on current expectations but are subject to a number of risks and uncertainties. The factors that could cause our actual future results to differ materially from current expectations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our annual report on Form 10-K for the fiscal year ended December 29, 2013. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
4820 EASTGATE MALL, SUITE 200
SAN DIEGO, CA 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014

General

        The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Kratos Defense & Security Solutions, Inc., to be held on May 14, 2014 at 9:00 a.m. local time and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Amenities Center located at 9540 Towne Centre Drive, Suite 175, San Diego, California 92121.

        We intend to mail our proxy statement and accompanying proxy card to all stockholders of record entitled to vote at the Annual Meeting on or about April 11, 2014.

        All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2014:

        Our proxy statement and our 2013 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of Annual Meeting, our proxy statement and our 2013 Annual Report on Form 10-K. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Solicitation and Revocation of Proxy

        Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR each of the other proposals. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this proxy statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

        If you give a proxy, you may revoke it at any time before the final vote at the Annual Meeting, either:

          (1)   by revoking it in person at the Annual Meeting;

          (2)   by sending a written notice that you are revoking your proxy to our Corporate Secretary at 4820 Eastgate Mall, Suite 200, San Diego, California, 92121; or

          (3)   by submitting another properly completed and executed proxy card with a later date to us at the above noted address.

        Your presence at the meeting will not automatically revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

Shares Outstanding and Voting Rights

        Only stockholders of record as of the record date, March 27, 2014, will be entitled to notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, our only class of voting stock outstanding was common stock. On March 27, 2014, 57,420,366 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters to be voted upon at the Annual Meeting.

How to Vote

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote by attending the Annual Meeting and voting in person. You will be given a ballot at the Annual Meeting.

        If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

  •
  To vote via the Internet, go to the Internet address stated on your proxy card.

  •
  To vote by telephone, call the number stated on your proxy card.

  •
  To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope.

        Votes submitted via the Internet or by telephone must be received by 11:59 P.M. Eastern Time on May 13, 2014. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

        We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

        If at the close of business on March 27, 2014 your shares of common stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and you will receive a proxy card and voting instructions from that organization. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

        Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee.

Voting Kratos Shares Held Through the Kratos 401(k) Plan

        The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of our common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board's recommendations.

Counting of Votes; Quorum

        The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. At the close of business on March 27, 2014, the record date for the Annual Meeting, there were 57,420,366 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date to provide the Company with the opportunity to establish a quorum.

Required Vote

        The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal		Vote Required	Discretionary Voting Allowed?
1.	Election of Directors	Plurality	No
2.	Ratification of Auditor	Majority	Yes
3.	Adoption of the 2014 Equity Incentive Plan	Majority	No
4.	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No

        Our Board of Directors unanimously recommends a vote "FOR" each of the proposals listed above.

        A "plurality" means, with regard to the election of directors, that the seven nominees for director receiving the greatest number of "for" votes from our shares entitled to vote will be elected.

        A "majority" means that a proposal receives a number of "for" votes that is a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

        "Discretionary voting" occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such bank, broker, or other holder of record to vote. As noted below, when banks, brokers, and other holders of record are not permitted under the rules to vote the beneficial owner's shares, the affected shares are referred to as "broker non-votes."

        Although the advisory vote on Proposal No. 4 is non-binding, as provided by law, our Board and Compensation Committee will review the results of the votes and, consistent with our record of stockholder engagement, will take the results into account in making a determination concerning executive compensation.

Effect of Abstentions and Broker Non-Votes

        Abstentions:    Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote "against": Proposal No. 2—Ratification of Auditor; Proposal No. 3—Adoption of the 2014 Equity Incentive Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers. With respect to Proposal No. 1—Election of Directors, abstentions will have no effect on the election of directors because, under plurality voting rules, the seven director nominees receiving the highest number of "for" votes will be elected.

        Broker Non-Votes:    Under rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters") but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a "broker non-vote."

        As a result of a change in rules related to discretionary voting and broker non-votes, banks, brokers, and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors, amendments to equity plans or on executive compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposa1 No. 1—Election of Directors; Proposal No. 3—Adoption of the 2014 Equity Incentive Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your bank, broker, or other such holder how to vote your shares in the election of directors, adoption of the 2014 Equity Incentve Plan, and on the advisory vote to approve the compensation of our named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014 should be considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Delivery of Multiple Proxy Materials

        If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of Kratos common stock. These may include: accounts with our transfer agent, Wells Fargo Shareowner Services; shares held in Kratos' 401(k) Plan or Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

Cost and Method of Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, other employees, or consultants. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

        A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the annual meeting during ordinary business hours at our principal offices located at 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

Admission to the Annual Meeting

        Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Voting Results

        Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the "Form 8-K") that we will file with the Securities and Exchange Commission (the "SEC") within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

 CORPORATE GOVERNANCE

Overview

        We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our certificate of incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance.

Director Independence

        Our Board has unanimously determined that six of our directors standing for re-election, Messrs. Anderson, Carano, Hoglund, Jarvis, and Liberatore and Ms. Judd, who constitute a majority of the Board, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us) that could compromise the director's ability to act independently and in the best interests of the Company and its stockholders. In addition, based upon NASDAQ Marketplace Rule 5605(a)(2), the Board determined that Mr. DeMarco is not "independent" because he is the Company's President and Chief Executive Officer.

Nominations for Directors

        The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The committee will consider and evaluate any recommendation for director nominees proposed by a stockholder who has continuously held at least 1% of the outstanding shares of our common stock entitled to vote at the annual meeting of stockholders for at least one year by the date the stockholder makes the recommendation and who satisfies the notice, information and consent provisions set forth in our Bylaws. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

        In addition, our Bylaws set forth a process for stockholders to nominate individuals for election to the Board. See "Stockholder Proposals" below for additional information regarding the content and timing of the information that must be received by our Corporate Secretary for a director nominee to be considered for election at our 2015 Annual Meeting. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The goal of the Nominating and Corporate Governance Committee is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, absence of conflicts of interests with the Company, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar businesses, products or markets, and willingness to devote adequate time and effort to Board responsibilities. Although we do not have a written policy with respect to Board diversity, the Nominating and Corporate Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.

        Additionally, our Bylaws provide that in order to be eligible for election or appointment to the Board, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the Board, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government issued security clearance relevant to the business of the corporation. In addition to the foregoing, no person shall be eligible for election or appointment to the Board if such person has been convicted of a crime involving dishonesty or breach of trust or if such person is currently charged with the commission of or participation in such a crime. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self-regulatory organization. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our Board.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the nominating process may also include interviews and additional background and reference checks for non-incumbent nominees.

Stockholder Communications with Directors

        The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate

Secretary, Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California 92121.

        The Board has instructed the Corporate Secretary to review all communications so received and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Ethics

        Our Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 4820 Eastgate Mall, Suite 200, San Diego, California, 92121, Attention: Investor Relations. Each of our directors, employees and officers, including our chief executive officer, chief financial officer and corporate controller, and all of our other principal executive officers, are required to comply with the Code of Ethics. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Ethics and all waivers of the Code of Ethics for executive officers or directors and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. We will disclose future amendments to our Code of Ethics or waivers required to be disclosed under applicable law from our Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and our other executive officers and our directors on our website, www.kratosdefense.com, within four business days following the date of the amendment or waiver. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

        Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

        Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2013, the Board held four regularly scheduled meetings, one special meeting and acted by unanimous written consent five times. Each of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of each committee of the Board on which he or she was serving. All seven of our directors attended last year's annual meeting of stockholders.

        Our Board has adopted a "Director Attendance at Annual Meeting Policy," which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance.

Executive Sessions

        Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Chairman of the Board. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board may also meet in executive session at the end of each Committee meeting.

Committees of the Board of Directors

        Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis and Ms. Judd. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(c), the Sarbanes-Oxley Act of 2002 and applicable rules of the SEC. Our Board has also affirmatively determined that Ms. Judd qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K under the Securities Act of 1933, as amended. During 2013, the Audit Committee met nine times.

        The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors. Additional information regarding the Audit Committee is set forth below in the Report of the Audit Committee.

Compensation Committee

        Our Compensation Committee consists of Messrs. Carano, Hoglund and Jarvis (Chairperson). Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under Nasdaq Marketplace Rule 5605(d). During 2013, the Compensation Committee met five times. Our Board has adopted a charter for the Compensation Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policies relating to compensation and benefits. In accordance with Nasdaq Marketplace Rule 5605(d), the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. The Compensation Discussion and Analysis section below provides additional information regarding the Compensation Committee's processes and procedures for considering and determining executive compensation.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Messrs. Anderson, Carano (Chairperson), Hoglund, Jarvis and Liberatore. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met four times in 2013. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/corporate-governance. The responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board and Committee Effectiveness

        The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

        The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

        The Board believes that the current structure of a separate chairman of the board and chief executive officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco's active role in pursuing the Company's business and growth strategies.

Board Role in Risk Management

        The risk oversight function of the Board is carried out by both the Board and each of its Committees, with the primary responsibility for identifying and managing risk at the Company resting with senior management. While the risk oversight function and matters of strategic risk are considered by the Board as a whole, each of the Committees has the following risk oversight responsibilities:

  •
  As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Each quarter, our Director of Internal Audit has reported directly to the Audit Committee on the activities of our internal audit function and at least annually our General Counsel reports directly to the Audit Committee on our ethics and compliance program. Management also reports to the Audit Committee on legal, finance, accounting and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as-needed basis.

  •
  As provided in its charter, the Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

  •
  As provided in its charter, the Compensation Committee considers risks related to the design of the Company's compensation programs for our executives.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2013, no members of our Compensation Committee were officers or employees of Kratos or any of our subsidiaries or had any relationship otherwise requiring disclosure hereunder. In addition, none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Certain Relationships and Related Party Transactions

        During fiscal year 2013, there were no transactions to which the Company was or is a party in which the amount involved exceeded $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person's immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

        Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board currently consists of seven directors, six of whom are independent directors within the meaning of the listing standards of The NASDAQ Stock Market ("NASDAQ"), and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

        Our Board has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2015 Annual Meeting of Stockholders.

Information Regarding Directors

Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	55	Audit Committee (Chair) Nominating and Corporate Governance Committee
Bandel Carano	52	Compensation Committee Nominating and Corporate Governance Committee (Chair)
Eric DeMarco	50
William Hoglund, Chairman	60	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	53	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Jane Judd	67	Audit Committee
Samuel Liberatore	76	Nominating and Corporate Governance Committee

Scott Anderson

        Scott Anderson has served as a director since March 1997. Mr. Anderson has been President and CEO of NE Wireless Networks, LLC, a wireless telecommunications provider in Maine, since September 2013. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern, since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm, since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T-Mobile USA, Inc. in February 2008. In addition, Mr. Anderson served on other public company boards prior to 2002. Mr. Anderson was also a director of TC Global, Inc., a public registrant, from July 2010 to November 2013. He currently serves on the board of directors of several private companies, including NE Wireless Networks, LLC, mInfo, Inc., Digital Scirocco, Inc., Globys, Inc., Root Wireless, Inc., and Anvil Corp. Mr. Anderson received a bachelor's degree in History from the University of Washington, magna cum laude, and a law degree from the University of Washington Law School, with highest honors. Mr. Anderson's formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, and experience on public company boards and audit committees provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee.

Bandel Carano

        Bandel Carano originally served as a director from August 1998 to June 2001 and re-joined our Board in October 2001. Mr. Carano joined Oak Investment Partners, a multi-stage venture capital firm, in 1985 and became a General Partner in 1987. Mr. Carano's investment focus is on Information Technology. In addition to Kratos, Mr. Carano is currently on the Boards of Airspan Networks, NeoPhotonics, and numerous private companies. He also currently serves on the Investment Advisory Board of the Stanford Engineering Venture Fund. Prior to Oak Investment Partners, Mr. Carano joined Morgan Stanley's Venture Capital Group in 1983. He was responsible for advising Morgan Stanley on high-tech new business development, as well as sponsoring venture investments. Mr. Carano received bachelor's and master's degrees in Electrical Engineering from Stanford University. Mr. Carano's technical engineering background and experience with several companies in the defense electronics industry is particularly relevant to his understanding of our current service and product offerings and overall long-term strategy of future offerings. He also has significant expertise in evaluating various merger and acquisition targets for synergistic technical platforms.

Eric DeMarco

        Eric DeMarco joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed as a director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to joining the Company, Mr. DeMarco most recently served as President and Chief Operating Officer of The Titan Corporation ("Titan"), then a NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco received a bachelor's degree in Business Administration and Finance, summa cum laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a national defense and homeland security product solutions business through both organic growth and strategic acquisitions. Mr. DeMarco's in-depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board.

William Hoglund

        William Hoglund has served as a director since February 2001 and Chairman of the Board since June 2009. Mr. Hoglund has been a member and owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes, since 2000. From 1994 to 2000, Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund served as a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan's commercial and investment banking operations. Mr. Hoglund received a bachelor's degree in Management Science and German Literature, cum laude, from Duke University and an MBA from the University of Chicago. Mr. Hoglund's financial experience and expertise in both the public and private marketplace make him well suited for his role as a member of the Audit Committee. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board, has taken an active leadership role, and is well qualified to serve as the Chairman of the Board.

Scot Jarvis

        Scot Jarvis has served as a director since February 1997. Mr. Jarvis co-founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., an investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Wavelink Communications, Inc., NextWeb, Inc., Leap Wireless, and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications until it was sold to AT&T. Mr. Jarvis currently serves on the board of directors of Vitesse Semiconductor, Airspan Networks, and several private companies. Mr. Jarvis is a venture partner with Oak Investment Partners, a venture capital firm. Mr. Jarvis holds a bachelor's degree in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which has been of particular significance to the Board during the Company's pursuit of growth strategies through mergers and acquisitions.

Jane Judd

        Jane Judd has served as a director since January 2011. Prior to her retirement in 2006, Ms. Judd served as Senior Vice President, Chief Financial Officer, and a member of the board of directors of Telisimo International, a communications company, from May 1996 to November 2006. Prior to that, Ms. Judd was Vice President and Corporate Controller of The Titan Corporation from April 1986 to May 1996. Titan was a publicly traded major national defense services and solutions provider before its acquisition by L-3 Communications in 2005. Ms. Judd is a Certified Public Accountant, and she received a bachelor's degree from the University of Utah in 1976. Ms. Judd brings financial experience and expertise to the Board with her background in public accounting and financial leadership roles, which includes experience in the defense services industry. With these skills, Ms. Judd is well qualified to serve as the designated financial expert for our Board.

Samuel Liberatore

        Samuel Liberatore has served as a director since January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenues to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems Solutions (Madison Research) division until he retired in December 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the U.S. Army, where he held a variety of positions related to weapon system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a bachelor's degree in Mathematics from Loyola College, Baltimore and a master's degree in Guided Missile Engineering from the University of Texas, El Paso. In addition to normal operational and command assignments, Mr. Liberatore was the Project Manager for the HAWK missile system and Chief of Missiles and Air Defense Systems at Headquarters Department of the Army for the research, development and acquisition of all U.S. Army missile and air defense systems. Mr. Liberatore brings to the Board prior experience as a military officer, extensive experience and expertise working in the missile defense industry, and recent experience working in the defense contracting industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 28, 2014. Deloitte was appointed as our independent registered public accounting firm in June 2013. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws ("Bylaws") or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Audit Related Matters

        As previously disclosed, the Audit Committee completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the fiscal year ended December 29, 2013. The Audit Committee invited proposals from several international accounting firms. As a result of this process, on June 10, 2013, the Audit Committee approved the appointment of Deloitte as the Company's independent registered public accounting firm for the fiscal year ended December 29, 2013. Also on that date, the Audit Committee dismissed Grant Thornton, LLP as the Company's independent registered public accounting firm.

        The reports of Grant Thornton on the Company's financial statements for each of the two fiscal years ended December 25, 2011 and December 30, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 25, 2011 and December 30, 2012 and in the subsequent interim period through June 10, 2013, the Company had (i) no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the subject matter in their reports for such years, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). Grant Thornton provided the Company with a letter addressed to the SEC confirming that it agreed with these statements.

        During the Company's fiscal years ended December 25, 2011 and December 30, 2012 and through June 10, 2013, neither the Company nor anyone acting on its behalf consulted Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered with respect to the Company's financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or any matter that was the subject of a "disagreement" or "reportable event" (as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K).

Audit and All Other Fees

        As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 29, 2013 by the Company's independent registered public accounting firm is compatible with maintaining their independence.

        The following table sets forth the aggregate fees for services provided to us by Deloitte and Grant Thornton for the fiscal year ended December 29, 2013 and by Grant Thornton for the fiscal year ended December 30, 2012. All fees described below were approved by the Audit Committee.

		Fiscal 2013
	Fiscal 2012
		Grant Thornton
	Grant Thornton		Deloitte
Audit Fees(1)	$2,094,132	501,790	1,342,728
Tax Fees	—	—	181,970
All Other Fees(2)	4,900	—	—

TOTAL	$2,099,032	501,790	1,524,698

(1)
Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. The amount in 2012 includes $400,000 related to the audit fee overrun for 2012 that was paid in May 2013, $192,500 for professional services rendered for the filing of a Form S-8 and for the integrated audit of the amendment to our 2011 10-K and 2012 Q1 and Q2 10-Qs to reflect the reclassification of discontinued operations and the condensed consolidating footnote disclosure related to the non-guarantor subsidiaries of our Senior Notes, and for services rendered for reviewing the Company's responses to comment letters received by the SEC. Audit fees for 2013 paid to Grant Thornton include $291,336 for work performed for the Company's quarterly report for the first quarter, $75,000 related to workpaper access provided to Deloitte as the Company's successor auditor, $110,454 for professional services rendered related to the refinancing process of our senior notes, and $25,000 for professional services rendered for the filing of a Form S-8. Audit fees for 2013 paid to Deloitte include $49,117 for professional services rendered for the refinancing process of our senior notes and $9,625 for professional services rendered for the filing of a Form S-8.

(2)
All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

        Since June 2013, each new engagement of Deloitte has been approved in advance by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2014.

 PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 2014 EQUITY INCENTIVE PLAN

        The 2014 Equity Incentive Plan (the "2014 Plan") was adopted by our Board on March 28, 2014, subject to stockholder approval. The 2014 Plan is the successor to the Kratos Defense & Security Solutions, Inc. 2011 Equity Incentive Plan, the Kratos Defense & Security Solutions, Inc. Amended and Restated 2005 Equity Incentive Plan, the Kratos Defense & Security Solutions, Inc. 2000 Nonstatutory Stock Option Plan, the Kratos Defense & Security Solutions, Inc. 1999 Equity Incentive Plan, the Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, the Amended and Restated Herley Industries, Inc. 2010 Stock Plan, the Herley Industries, Inc. 2003 Stock Option Plan, the Henry Bros. Electronics, Inc. 2007 Stock Option Plan, the Henry Bros. Electronics, Inc. 2006 Stock Option Plan, the Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan, the 2000 Digital Fusion, Inc. Stock Option Plan, the 1999 Digital Fusion, Inc. Stock Option Plan, and the 1998 Digital Fusion, Inc. Stock Option Plan (collectively, the "Prior Plans"). If this Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will not exceed 1,550,000 shares plus the number of Returning Shares (as defined below) that may become available.

        If this Proposal 3 is approved by our stockholders, the 2014 Plan will become effective May 14, 2014 and no additional stock awards will be granted under the Prior Plans on and after April 1, 2014. All outstanding stock awards granted subject to the terms of the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the respective Prior Plans. Any shares subject to outstanding stock awards granted under the Prior Plans or granted outside of a Prior Plan that, at any time after March 27, 2014, (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (collectively, the "Returning Shares") will immediately be added to the share reserve of the 2014 Plan and become available for issuance pursuant to stock awards granted under the 2014 Plan. In the event that our stockholders do not approve this Proposal 3, the 2014 Plan will not become effective and each of the Prior Plans and non-plan grants will continue in their current form.

        As of March 27, 2014, there were 2,306,256 shares remaining available for issuance under the Prior Plans, consisting of (i) 576,871 shares remaining available for issuance under the Kratos Defense & Security Solutions, Inc. 2011 Equity Incentive Plan; (ii) 362,490 shares remaining available for issuance under the Kratos Defense & Security Solutions, Inc. Amended and Restated 2005 Equity Incentive Plan Amended, (iii) 1,041,846 shares remaining available under the Restated Integral Systems, Inc. 2008 Stock Incentive Plan for issuance to individuals who were employees of Integral Systems, Inc. and its subsidiaries prior to its acquisition by Kratos on July 27, 2011 and Kratos employees hired after July 27, 2011; and (iv) 325,049 shares remaining available under the Amended and Restated Herley Industries, Inc. 2010 Stock Plan for issuance to individuals who were employees of Herley Industries, Inc. and its subsidiaries prior to its acquisition by Kratos on March 30, 2011 and Kratos employees hired after March 30, 2011. The total number of awards outstanding under all of the Prior Plans and outside of any Prior Plan was 5,511,322 as of March 27, 2014. If approved by stockholders, the 2014 Plan would decrease the number of shares remaining available for issuance under its equity compensation plans from 2,306,256 to 1,550,000. Although, per the 2014 Plan, up to 5,511,322 shares subject to outstanding awards under the Prior Plans and non-plan grants could potentially become Returning Shares available for issuance under the 2014 Plan, such shares are already part of the Company's total overhang. Currently, the total potential dilution (the shares available for issuance and number of awards outstanding as a percentage of Company common stock outstanding as of March 27, 2014) is 13.61%. If the 2014 Plan is approved, the total potential dilution would decrease by 1.31% to 12.30%.

        Approval of the 2014 Plan will allow us to continue to grant stock awards at levels determined appropriate by our Board and Compensation Committee. The 2014 Plan will allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders. As discussed in this Proxy Statement, the Compensation Committee uses stock options and restricted stock units as forms of long-term equity compensation, and the Compensation Committee views these awards as critical to achieving its compensation objectives for executives and the broader employee population.

        The 2014 Plan includes provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices, including:

  •
  Repricing is not allowed without stockholder approval.  The 2014 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2014 Plan without prior stockholder approval.

  •
  Stockholder approval is required for additional shares.  The 2014 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

  •
  No liberal change in control provisions.  The definition of change in control in our 2014 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

  •
  No discounted stock options or stock appreciation rights.  All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

        On or after April 1, 2014, the Company will not grant any new equity awards under the Prior Plans unless the stockholders do not approve this Proposal 3.

        The Company's historic burn rate of equity grants as a percentage of the weighted average number of common shares outstanding (as reported in the Company's Form 10-K filed March 11, 2014) has been 6.41% for 2011, 5.67% for 2012, and 1.80% for 2013. The burn rate of equity grants was higher than normal in 2011 and 2012 because of the Company's acquisition of Herley Industries, Inc. ("Herley"), Integral Systems, Inc. ("Integral"), and SecureInfo Corporation ("SecureInfo") in 2011 and Composite Engineering, Inc. ("CEI") in 2012. In connection with the acquisitions in 2011 and 2012, the Company assumed options granted by the acquired companies prior to acquisition and issued initial equity grants for certain key employees joining the Company as a result of these acquisitions in order to induce these individuals to join the Company and as a retention tool to retain key employees of the acquired companies. Excluding the impact of (a) assuming 1,210,964 options that were granted by Herley and Integral prior to acquisition and (b) granting 149,000 RSUs to certain key employees from Herley, Integral and SecureInfo for joining Kratos, the burn rate for 2011 would have been 1.45%. Excluding the acquisition impact of issuing 2,000,000 RSUs to certain key CEI employees as long-term retention incentives, the 2012 burn rate would have been 1.41%.

        Under the Institutional Shareholder Services ("ISS") burn rate calculation methodology, where stock options count as one share for each share underlying the stock option award and restricted stock units and other "full value awards" count as two shares for each share underlying such award, the Company's historic burn rate of equity grants as a percentage of the weighted average number of common shares was 8.38% for 2011, 11.33% for 2012, and 1.82% for 2013. ISS applies a 3.2% burn rate cap for the Company's industry. As noted above, the burn rates for 2011 and 2012 are higher than normal because of the Company's acquisitions. Excluding the impact of the equity awards granted and assumed in connection with the Herley, Integral and SecureInfo acquisitions, the 2011 burn rate would have been 2.87% under the ISS calculation methodology; and excluding the impact of the equity awards granted in connection with the CEI acquisition, the 2012 burn rate would have been 2.80% under the ISS calculation methodology. Were it not for the equity awards granted or assumed in connection with the acquisitions in 2011 and 2012, the Company's burn rate for those years would have been below the burn rate cap ISS applies for the Company's industry.

        In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award burn rate. In connection with the approval of the 2014 Plan and in order to address any potential stockholder concerns regarding the number of stock awards we intend to grant in a given year, the Company commits that, with respect to the number of shares subject to awards granted over the next three fiscal years (2014-2016), we will maintain an average annual burn rate over that period that does not exceed 3.20% of weighted common shares outstanding. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to an award other than an option will count as equivalent to 2.0 option shares. The amount and timing for future grants is not currently known, but the Company's 2013 and 2014 equity grants are discussed in this Proxy Statement. In determining the number of shares available for grant under the 2014 Plan, the Compensation Committee received information from the Company's management and outside legal advisors indicating that the 1,550,000 shares to be available under the 2014 Plan (without accounting for the outstanding awards that may potentially become Returning Shares) would meet the Company's needs for at least one year (assuming the current headcount of the Company, Compensation Committee compensation philosophy, the Company's anticipated burn rate, and industry standards). The Board considered the dilution and burn rate in approving the 2014 Plan.

Description of the 2014 Plan

        The material features of the 2014 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2014 Plan. Stockholders are urged to read the actual text of the 2014 Plan in its entirety, which is appended as Appendix A to the copy of this Proxy Statement filed with the SEC.

Types of Awards

        The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other stock awards that may be settled in cash, stock, or other property.

Shares Available for Awards

        If this Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will not exceed 1,550,000 shares plus the number of Returning Shares, which could potentially include up to 5,511,322 shares.

        The number of shares available for issuance under the 2014 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an equity award granted under the 2014 Plan.

        If a stock award under the 2014 Plan or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2014 Plan. If any shares of common stock issued pursuant to a stock award under the 2014 Plan are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2014 Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2014 Plan.

        On or after April 1, 2014, the Company will not grant any new equity awards under the Prior Plans unless the stockholders do not approve this Proposal 3. Furthermore, as of March 27, 2014, stock options to purchase approximately 1,679,682 shares were outstanding and awards other than stock options covering an aggregate of 3,831,640 shares were outstanding. The weighted-average exercise price of all stock options outstanding as of March 27, 2014 was $13.40, and the weighted-average remaining term of such stock options was 5.73 years. As of March 27, 2014, the closing price of our common stock as reported on the NASDAQ Global Market was $7.30 per share and a total of 57,420,366 shares of our common stock were outstanding.

Eligibility

        All of our employees, non-employee directors and consultants are eligible to participate in the 2014 Plan and may receive all types of awards, provided that incentive stock options may be granted under the 2014 Plan only to our employees (including officers) and employees of our affiliates. As of March 27, 2014, we have approximately 3,720 employees and six non-employee directors.

Grant Limits

        Under the 2014 Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant and that are intended to be treated as performance-based compensation under Section 162(m) of the Internal Revenue Code. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $1,000,000 in the case of performance cash awards that are intended to be treated as performance-based compensation under Section 162(m) of the Internal Revenue Code. Such limits are designed to allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Internal Revenue Code.

Administration

        The 2014 Plan is administered by our Board, which may in turn delegate authority to administer the 2014 Plan to a committee. Our Board has delegated concurrent authority to administer the 2014 Plan to the Compensation Committee but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee are considered to be the "Plan Administrator" for purposes of this Proposal. Subject to the terms of the 2014 Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2014 Plan.

        The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

        Under the 2014 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right without obtaining the approval of our stockholders within 12 months prior to the repricing event.

Stock Options

        Stock options may be granted under the 2014 Plan pursuant to stock option agreements. The 2014 Plan permits the grant of stock options that qualify as incentive stock options "ISOs" and nonstatutory stock options "NSOs." Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

        The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see "Limitations" below), may not be less than 110% of such fair market value.

        The term of stock options granted under the 2014 Plan may not exceed ten years. Except as explicitly provided otherwise in an optionholder's stock option agreement, stock options granted under the 2014 Plan generally terminate three months after termination of the optionholder's service unless (i) termination is due to the optionholder's disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder's service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder's death) within 18 months following the optionholder's death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause, in which case the stock option will cease to be exercisable immediately upon the optionholder's termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

        Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2014 Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.

        Stock options granted under the 2014 Plan may become exercisable in cumulative increments, or "vest," as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2014 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.

        Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder's death.

Limitations on Incentive Stock Options

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

  •
  the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

  •
  the term of the ISO must not exceed five years from the date of grant.

        The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2014 Plan is 3,200,000 shares.

Restricted Stock Awards

        Restricted stock awards may be granted under the 2014 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient's services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2014 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2014 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2014 Plan.

Performance Awards

        The 2014 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

        In granting a performance award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2014 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

        Performance goals under the 2014 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iv) growth of earnings before interest and taxes; (v) EBITDA margin, adjusted EBITDA margin, or adjusted EBITDA; (vi) total stockholder return; (vii) return on equity or average stockholder's equity; (viii) return on assets, net assets, investment, or capital employed; (ix) stock price; (x) margin (including gross margin); (xi) income (before or after taxes); (xii) net income or operating income; (xiii) operating income after taxes; (xiv) pre-tax profit or after-tax profit; (xv) operating cash flow; (xvi) revenue or sales (including revenue or sales targets; (xvii) increases in revenue or product revenue; (xviii) expenses and costs (including expenses and cost reduction goals); (xix) improvement in or attainment of working capital levels; (xx) economic value added (or an equivalent metric); (xxi) market share; (xxii) cash flow; (xxiii) cash flow per share; (xxiv) earnings per share; (xxv) share price or share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) number of customers; (xxx) stockholders' equity; (xxxi) return on stockholders' equity; (xxxii) capital expenditures; (xxxiii) debt levels; (xxxiv) operating profit or net operating profit; (xxxv) workforce diversity; (xxxvi) growth of net income or operating income; (xxxvii) billings; (xxxviii) days sales outstanding; and (xxxix) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the Compensation Committee (and the Board, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

        Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2014 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.

Transferability of Stock Awards

        Generally, the holder of a stock award may not transfer the stock award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, the holder of a stock award may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may receive the underlying stock following such holder's death.

Clawback/Recovery

        Stock awards granted under the 2014 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

        In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2014 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions; Change in Control

        In the event of a corporate transaction (as defined in the 2014 Plan and described below) or change in control (as defined in the 2014 Plan and described below), unless otherwise provided in an award agreement, outstanding stock awards under the 2014 Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) any such stock awards that are held by participants whose continuous service has not terminated immediately prior to the effective time of the corporate transaction or change in control will become fully vested and exercisable, and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change in control and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse, and (ii) all other stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change in control, provided that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised. If a stock award will terminate if not exercised on or prior to the effective date of the corporate transaction or change in control, the Board has the discretion to provide that the holder of any stock award not exercised prior to the effective date will receive a payment in exchange for the stock award. The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.

        Under the 2014 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

        For purposes of the 2014 Plan, a corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

        For purposes of the 2014 Plan, a change in control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (iv) when a majority of our board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the board or their approved successors.

Plan Amendments and Termination

        Our Board will have the authority to amend or terminate the 2014 Plan at any time. However, except as otherwise provided in the 2014 Plan, no amendment or termination of the 2014 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2014 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2014 Plan after the tenth anniversary of the earlier of the date the 2014 Plan was adopted by the Board or approved by our stockholders.

U.S. Federal Income Tax Consequences

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

        The 2014 Plan provides for the grant of stock options that qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

        Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

        We may grant under the 2014 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2014 Plan.

        Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

        No awards will be granted under the 2014 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2014 Plan or the benefits that would have been received by such participants if the 2014 Plan had been in effect in the year ended December 29, 2013.

Required Vote and Board Recommendation

        Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as "Against" votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote.

        Our Board believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ADOPTION OF THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 2014 EQUITY INCENTIVE PLAN.

 PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        At the 2014 Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of our named executive officers during fiscal year 2013. The Compensation Committee has developed our executive compensation strategy to achieve the following objectives:

  •
  align executive compensation with our stockholders' interests, including placing a majority of compensation "at risk" and requiring that a significant portion of our CEO's and other executive management's equity grants vest in a manner that is directly tied to the Company's stock performance;

  •
  incentivize individual performance achievements;

  •
  attract, motivate and retain highly qualified executives; and

  •
  create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.

        As a result of the multi-pronged effort to gather feedback from key stockholders regarding our executive compensation that management and the Compensation Committee undertook in 2012, our Compensation Committee took several actions related to our 2012 pay programs and additional substantial changes to our compensation programs for 2013. At the 2013 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2012. An overwhelming percentage of our stockholders indicated approval of the compensation of our named executive officers, with 96.4% of the votes cast in favor of the advisory vote to approve named executive officer compensation. We were very pleased with the voting result since the Compensation Committee and management had embarked on this effort to gather feedback from key stockholders regarding our executive compensation and took several actions to more closely align pay with performance and modify long-term incentives to align the interests of our executives and the Company's stockholders. Our Compensation Committee employed many of these same principles in developing our compensation programs for 2014.

        Fiscal year 2013 was an extremely challenging year for the overall federal government contracting industry and for the Company. 2013 included an extended CRA for the first and final three months of the year and the implementation of the initial sequestration cuts from the Budget Control Act, resulting in the base DoD budget being reduced by approximately $25 billion from 2012 levels. As a result, the Company's revenues, Adjusted EBITDA and cash flows were all adversely impacted by this challenging industry environment throughout 2013.

        Despite the adverse federal government budgetary environment and the significant investments the Company made in 2013, management delivered a strong 2013 TSR of 49%. The Company's Board and Compensation Committee take into consideration the performance of our management team and the Company, among other factors, in their consideration of executive compensation. In summary, Kratos' executive management team has successfully:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets;

  •
  Significantly diversified the business, whereby approximately 35% of Kratos' revenues are generated from commercial or international customers, and such diversified business is growing organically;

  •
  Made important progress in large, new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications;

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirements in response to the current challenging U.S. federal contracting industry environment; and

  •
  Generated real shareholder value through all of the efforts and initiatives noted above and as represented by the 49% increase in the Company's TSR or stock price from 2012 to 2013.

        Kratos' Compensation Committee applied its philosophy of paying for performance in several key ways in the 2013 reward actions taken, including:

  •
  Froze 2013 base salaries at 2012 levels for all named executive officers;

  •
  Paid a portion of the earned 2012 bonuses in the form of stock options as opposed to cash awards to reinforce the need to generate stockholder value in order to realize an award;

  •
  Issued a 50%/50% share mix of performance-based and time-based stock options to incentivize the Company's executive officers to build long-term equity value and to align the interests of our executive officers with our stockholders' interests. The Compensation Committee applied aggressive performance measures for the vesting of the 2013 performance-based options, which only vest upon the Company's common stock reaching $15.00 per share, an approximate 201% increase in equity value above the grant date market price of $4.98 per share;

  •
  Eliminated excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements beginning in 2013;

  •
  Adopted double trigger vesting on all equity awards granted in 2013 and beyond;

  •
  Implemented an Anti-Hedging and Anti-Pledging Policy; and

  •
  Adopted a Stock Ownership Target Guideline of 1.0% of common stock outstanding for the CEO.

        These changes and the results of our stockholder outreach efforts are discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 43.

        We believe that our stockholders will be pleased with the Company's 2014 compensation program since substantially all of the changes were based upon the feedback from our stockholders we received in 2012 and we acted upon in 2013. We applied the same principles that were approved with an overwhelming percentage of stockholder votes in 2013. Refer to 2013 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions on page 46.

        The Compensation Committee sets target direct compensation at a level commensurate with the executives' and the Company's performance relative to our Compensation Peer Group (as defined below) utilizing individual and market measures. In addition, the Compensation Committee has determined that a substantial majority of our executives' compensation should be provided in the form of variable, performance-based compensation that directly links our executives' compensation to the Company's long-term performance.

        Our Compensation Committee has designed our executive compensation programs to align the goals and objectives of our executive officers with our stockholders. The Company's key strategic goals are to build a specialized National Security business providing mission critical products, services and solutions for United States security priorities and to build and enhance long-term stockholder value. The Board and the Compensation Committee believe that our executive compensation programs have played a material role in the Company's progress in achieving its key strategic goals as well as its ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company. Our Compensation Committee has designed our executive compensation programs to align the goals and objectives of our executive management with our stockholders.

        Our Compensation Committee believes that our executive compensation programs are structured in the best manner possible to support the Company, our stated strategy and our business objectives.

  •
  Our compensation programs are substantially tied to our key business objectives and the success of our stockholders. If the value we deliver to our stockholders declines, so does a primary element of the compensation we deliver to our executives.

  •
  We maintain the highest level of corporate governance over our executive pay programs.

  •
  We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

  •
  Our Compensation Committee, our Chairman and Chief Executive Officer, and our Vice President of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.

        In light of the above and as discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee believe that the compensation of our named executive officers for fiscal year 2013 was appropriate and reasonable, and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Board and the Compensation Committee believe that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executives to remain with the Company for long and productive careers.

        Therefore, our Board and Compensation Committee are again seeking input from our stockholders through this advisory vote to approve the compensation of our named executive officers as described in this proxy statement in the section titled "Compensation Discussion and Analysis" beginning on page 43, in the compensation tables beginning on page 59, and in any related narrative discussion contained in this proxy statement.

        Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of Kratos Defense & Security Solutions, Inc. approve, on an advisory and non-binding basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement."

        While this stockholder vote on executive compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2015 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee oversees our financial reporting process and internal control structure on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company's independent registered public accounting firm is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP), for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements, and for reviewing our interim financial statements in accordance with Statement on Auditing Standards No. 100 (interim financial information). The Audit Committee met nine times during 2013 and met regularly with our independent and internal auditors, both privately and with management present.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited and interim financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, included in the Company's Reports on Form 10-K and Form 10-Q. These reviews included a discussion of:

  •
  our critical accounting policies;

  •
  the reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of our accounting principles;

  •
  the clarity and completeness of our financial disclosures;

  •
  the effectiveness of our internal controls over financial reporting, including management's and independent auditor's reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2013;

  •
  items that could be accounted for using alternative treatments within GAAP, the ramifications thereof and the treatment preferred by the independent auditor;

  •
  the annual management letter issued by the independent auditor, management's response thereto and other material written communications between management and the independent auditor;

  •
  unadjusted audit differences noted by the independent auditor during its audit of our annual financial statements; and

  •
  the potential effects of regulatory and accounting initiatives on our financial statements.

        In connection with its review of our annual consolidated financial statements, the Audit Committee also discussed with the independent auditor other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (communication with audit committees) and those addressed by Grant Thornton's written disclosures and its letter provided under Independence Standards Board Standard No. 1, as modified or supplemented (independence discussions with audit committees).

        The Audit Committee is responsible for the engagement of the independent auditors and has appointed Deloitte to serve in that capacity since June 2013. In connection therewith, the Audit Committee:

  •
  reviewed Deloitte's independence from the Company and management, including Deloitte's written disclosures described above;

  •
  reviewed periodically the level of fees approved for payment to Deloitte and the pre-approved non-audit services it has provided to us to ensure their compatibility with Deloitte's independence; and

  •
  reviewed Deloitte's performance, qualifications and quality control procedures.

        Among other matters, the Audit Committee also:

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  consulted with management and Deloitte with respect to our processes for risk assessment and risk management;

  •
  reviewed the adequacy of certain of our financial policies;

  •
  reviewed and approved our policy with regard to the hiring of former employees of the independent auditors;

  •
  reviewed and approved our policy for the pre-approval of audit and permitted non-audit services by the independent auditors;

  •
  received reports pursuant to our policy for the submission and confidential treatment of communications from employees and others about accounting, internal controls and auditing matters;

  •
  reviewed with management the scope and effectiveness of our disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of our financial statements in connection with certifications made by the Chief Executive Officer and Chief Financial Officer; and

  •
  reviewed significant legal developments and our processes for monitoring compliance with law and Company policies.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013 for filing with the SEC. The Audit Committee also selected Deloitte as our independent auditor for 2014.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis Jane Judd

        The foregoing Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") except to the extent we specifically incorporate this report by reference.

 EXECUTIVE COMPENSATION

Our Executive Officers

        Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our current executive officers who were also in place as of December 29, 2013.

Name	Position	Age
Eric DeMarco(1)	Chief Executive Officer and President	50
Deanna Lund	Executive Vice President and Chief Financial Officer	46
Deborah Butera	Senior Vice President, General Counsel,	48
	Chief Compliance Officer and Secretary
Wayne Armstrong	President, Advanced Drones & Target Systems	67
Gerald Beaman	President, Unmanned Combat Aerial Systems	61
Phillip Carrai	President, Technology & Training Solutions	52
David Carter	President, Defense & Rocket Support Services	56
Benjamin Goodwin	President, Public Safety & Security	73
Thomas Mills	President, Modular Systems	54
Richard Poirier	President, Electronic Products	49
Richard Duckworth	Vice President and Corporate Controller	53

(1)
The biographical information for Eric DeMarco is provided in the section identifying the Director nominees beginning on page 20.

        Each executive officer holds office until his or her respective successor has been appointed, or until his or her earlier death, resignation or dismissal. Historically, our Board has designated our executive officers annually at its first meeting following the annual meeting of stockholders.

        Deanna Lund has served as Kratos' Executive Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President and Corporate Controller of The Titan Corporation from July 1998 to 2004, then an NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received a bachelor's degree in Accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant.

        Deborah Butera has served as Senior Vice President, General Counsel, Registered In-House Counsel, and Secretary of the Company since September 2010 and was appointed as the Company's Chief Compliance Officer in February 2013. Prior to joining the Company, Ms. Butera represented Kratos as outside counsel since February 2006. Prior to joining Kratos, Ms. Butera was a partner with the law firm of Shapiro Fussell Wedge & Martin, LLP in Atlanta from 2007 through 2010 and was a partner with the international law firm of Yoss, LLP from 2004 through 2007. Ms. Butera has over 19 years of experience counseling clients in legal matters. She has also held various positions of public service in law, including as a member of the board of directors of the Atlanta Bar Association and Chair of the Atlanta Bar Association's Construction Law Section. Ms. Butera received her law degree, with highest honors, from Capital University Law School and received a bachelor's degree in Business Administration from The Ohio State University.

        Wayne Armstrong has served as the President of the Company's Advanced Drones & Target Systems Division since August 2013. Mr. Armstrong joined Kratos in March 2011 following the Herley Industries, Inc. merger, where he was Division President of the Herley subsidiary, Micro Systems, Inc. Prior to joining Micro Systems in 2002, Mr. Armstrong served as a Division President for L-3

Communications Corporation, operating a joint venture corporation between L-3 and the Republic of Turkey. He also served as Vice President and Division Director of Metric Systems Corporation, a defense electronics company involved in a wide variety of training and tactical systems, and Mr. Armstrong was an early member of the development team for the U.S. Navy's Aegis Weapon System and Vertical Launching System. He has been involved in target systems, both as a user and as a provider, for 25 years. Mr. Armstrong holds a bachelor's degree in Electrical Engineering from Lamar University and an MBA from Rollins College.

        Gerald Beaman has served as the President of the Company's Unmanned Combat Aerial Systems Division since August 2013. Vice Admiral Beaman is an accomplished, proven leader with extensive experience in large-scale operations. Prior to joining Kratos, Mr. Beaman was an officer with the U.S. Navy from December 1977 until his retirement in July 2013 as a Vice Admiral. In the Navy, Mr. Beaman served as the Commander of the U.S. Third Fleet and directed activities for 58,000 personnel responsible for homeland defense, support for civil authorities and for providing relevant training and certification for all West Coast naval forces. In his naval career of 35 years, Mr. Beaman also served as Deputy Chief of Staff Operations Global Force Management, Training and Experimentation, Fleet Forces Command; Deputy Chief of Staff Operations, Joint Forces Command; and Commander, Strike Force Training Pacific. Mr. Beaman holds a master's degree in National Security and Strategic Studies from the Naval War College and a bachelor's degree in Business Administration from Marquette University.

        Phillip Carrai has served as President of the Company's Technology & Training Solutions Division since December 2009 and was Executive Vice President of the same division from July 2008 to December 2009. Prior to that, Mr. Carrai served as President of the Information Technology Solutions segment of SYS from October 2006 until SYS's merger with Kratos in June 2008. From 2003 to 2006, Mr. Carrai was the Chief Executive Officer of Ai Metrix, Inc., a telecommunications software company sold to SYS in 2006. He served as Managing Director for the Morino Group and Special Advisor to General Atlantic, Inc. from 2000 to 2003 and was Executive Chairman for Ztango and a board member of Internosis. Mr. Carrai was the Chief Executive Officer of McCabe and Associates, a testing and analysis software company, from 1997 to 2000. From 1989 to 1996, Mr. Carrai held a variety of executive management positions at Legent Corporation, an enterprise software company. Mr. Carrai received his bachelor's degree in Information Science and Accounting from Indiana University of Pennsylvania and his MBA from Carnegie Mellon University.

        David Carter has served as President of the Company's Defense & Rocket Support Services Division since December 2009, and he was the Executive Vice President of that division from December 2007 to December 2009. Before its acquisition by Kratos in December 2007, Mr. Carter served as Vice President of Haverstick/DTI Military Services Division since January 2004, where he was responsible for managing the division's technical, financial and business development operations. Mr. Carter has over thirty years of experience both as a member of the U.S. Navy and as a contractor supporting Navy combat weapon systems development, acquisition and life cycle support. Mr. Carter joined Haverstick/DTI in 1989 and for the past twenty-two years has been responsible for building and managing a Department of Defense business sector. Mr. Carter received his associate's degree from Anne Arundel Community College.

        Benjamin Goodwin has served as President of the Public Safety & Security segment since joining the Company in June 2008. Prior to that, Mr. Goodwin served as Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group of SYS from July 2005 until SYS's merger with Kratos in June 2008. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and Vice President of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice

President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and Chief Operating Officer of Thomson Software Products and President and Chief Executive Officer of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an IPO, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a bachelor's degree in Psychology from Millsaps College.

        Thomas Mills has served as President of Kratos' Modular Systems Division, which includes Gichner Systems Group, based near York, PA, and Charleston Marine Containers ("CMCI"), based in Charleston, SC, since August 2013. With five manufacturing plants, 45 years of experience and approximately 450 employees, Gichner and CMCI are two of the leading suppliers of integrated mobile shelters and container systems to the U.S. military. Prior to joining Gichner in 2004, Mr. Mills held several senior management positions at various publicly traded and privately held companies. Mr. Mills started his career at KPMG and has a bachelor's degree in Accounting from West Chester University.

        Richard Poirier has served as President of Kratos' Electronic Products Division since July 2012. Prior to that, Mr. Poirier served as President and General Manager of the Herley Business Unit of Kratos' Weapon Systems Solutions Division beginning in April 2011. Before Herley Industries, Inc.'s ("Herley") acquisition by Kratos in March 2011, Mr. Poirier served as Herley's Chief Executive Officer and President since July 2009, after serving as a Herley Vice President and as General Manager of Herley's New England division since August 2003. Mr. Poirier had been with Herley since 1992 when Herley acquired Micro Dynamics, Inc. ("MDI"). Mr. Poirier joined MDI upon graduation from college in 1987 and has held various management positions over the years. Mr. Poirier holds a bachelor's degree in Electrical Engineering from Marquette University.

        Richard Duckworth has served as the Company's Vice President, Corporate Controller, and Principal Accounting Officer since November 2013. Mr. Duckworth brings significant accounting, finance, business, and public company experience and skills to the Company. From March 2008 to November 2013, Mr. Duckworth served as the Vice President of Accounting and Corporate Controller for Novatel Wireless, Inc. Prior to Novatel, Mr. Duckworth was Vice President of Finance and Controller/Accounting Director at Kyocera Wireless Corp. and held various progressive accounting positions at QUALCOMM Inc., including Accounting Director of a QUALCOMM wholly owned subsidiary. Mr. Duckworth began his career with the public accounting firm Coopers & Lybrand (now Pricewaterhouse Coopers) and is a Certified Public Accountant. Mr. Duckworth earned a bachelor's degree in Business Administration with an emphasis on Accounting from San Diego State University.

Compensation Discussion and Analysis

Overview

        The following Compensation Discussion and Analysis ("CD&A") describes and analyzes Kratos' compensation program for its named executive officers. Kratos' named executive officers for fiscal year 2013 include its Chief Executive Officer, its Chief Financial Officer, and its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal year 2013. The named executive officers during the last completed fiscal year were Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Deborah Butera, Senior Vice President, General Counsel, Registered In-House Counsel, Chief Compliance Officer and Secretary; Phillip Carrai, President of the Technology & Training Solutions Division; and Richard Poirier, President of the Electronic Products Division. In the CD&A, Mr. DeMarco, Ms. Lund and Ms. Butera are sometimes referred to as "corporate named executive officers" and Messrs. Carrai and Poirier are sometimes referred to as "operational named executive officers."

        In this CD&A, we first provide an Executive Summary. Next, we cover Kratos' 2013 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions; Compensation Philosophy and Objectives; and 2013 Compensation Program Decisions. We then discuss the process our Compensation Committee follows in setting executive compensation, including Benchmarking Our Program Against Peers, Targeted Pay Mix, and Elements of the Executive Compensation Program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee's specific decisions about the compensation of our named executive officers in 2013 and the changes the Compensation Committee made for fiscal year 2013.

Executive Summary

Kratos' Fiscal 2013 Financial Performance and Executive Compensation

        Fiscal Year 2013 was an extremely challenging year for the overall U.S. federal government contracting industry and for the Company. During 2013, there was an extended CRA for the first and final three months of the year, with no overall federal or DoD budget in place. When a CRA is in place, no new contract awards can be made. The initial sequestration cuts from the Budget Control Act were implemented, and the base DoD budget was reduced by approximately $25 billion from 2012 levels, to approximately $505 billion. The DoD budget was cut further, to approximately $497 billion, for Fiscal Year 2014. Approximately 65% of Kratos' revenues are generated from U.S. federal government customers, funding and agencies. As a result, the Company's revenues, Adjusted EBITDA and cash flows were all adversely impacted by this challenging industry environment throughout 2013.

        Despite the adverse federal government budgetary environment and the significant investments the Company made in 2013, management delivered a strong 2013 TSR of 49%. The Company believes that this stock performance was due in part to the important progress Kratos' management team made on a number of strategic initiatives as noted in more detail below, and which include:

  •
  Investing in key defense-related long-term growth opportunities;

  •
  Diversifying away from reliance on defense-related spending; and

  •
  Taking significant cost reduction actions.

        Kratos believes that these actions, if successful, could result in significant revenue, EBITDA, and cash flow growth and a related valuation increase for the Company's stockholders.

        Despite this federal government budgetary environment in 2013, the Company made significant discretionary investments in certain new growth and large opportunity areas to help position the Company for long-term success, including unmanned systems, electronic warfare and satellite communications. This was due in part to certain new and large program opportunities moving forward, including NGJ, AMDR, and SEWIP. These are all expected to be long term, multi-year national security priority programs. Also in 2013, the Company increased its internal spending on cybersecurity and cyber protection in order to protect the Company's and its customers' intellectual property and sensitive information from significant and increasing cybersecurity threats, especially as related to government contractors. All of these important and required investments had a negative impact on the Company's 2013 EBITDA and cash flow, although they reflect sound strategic choices for enhancing Kratos' long-term success. Through Kratos management's interaction and routine discussions with the Company's stockholders, we believe that these strategic initiatives in the unmanned systems, electronic warfare and satellite communications areas are very important to delivering continued value creation to our equity holders.

        Additionally in 2013, the Company continued its successful customer diversification initiative, with Kratos' commercial, international and non U.S. federal government revenues making up approximately 35% of the Company's business. Kratos' management is executing on this customer diversification strategy in response to declining DoD budgets. An important aspect and contributor to our management's diversification strategy is the Company's KPSS business, which represented approximately 22% of our revenues in 2013. KPSS grew 12.7% from 2012 to 2013. Furthermore, Kratos' commercial satellite communications business grew 31.6% in 2013 over 2012. The successful execution of this diversification initiative has helped the Company maintain its overall consolidated revenues at approximately $950 million for 2013, a less than approximate 1% decrease from 2012, in spite of the significantly reduced DoD budget that impacted the entire industry. We believe that the Company's success in maintaining its consolidated revenues in this difficult environment demonstrates that its 2013 performance was among the best in its peer group.

        In 2013, our management remained focused on reducing costs and increasing operating efficiencies. For example, Kratos' work force has been reduced by 11.6% from 2012 to 2013, with a total headcount reduction of 502 personnel, from 4,317 to 3,815 employees. In addition, we have significantly reduced the number of leased facilities and overall square footage that we occupy, significantly reducing the Company's cost of facilities and improving efficiencies.

        The Company's Board and Compensation Committee take into consideration the performance of our management team and the Company, among other factors, in their consideration of executive compensation. In summary, Kratos' executive management team has successfully:

  •
  Managed the Company through significantly declining U.S. federal government and DoD budgets;

  •
  Significantly diversified the business, whereby approximately 35% of Kratos' revenues are generated from commercial or international customers, and such diversified business is growing organically;

  •
  Made important progress in large new growth and opportunity areas, including unmanned systems, electronic warfare and satellite communications;

  •
  Managed and reduced the Company's overall cost structure, employee headcount and facility requirements, in response to the current, challenging U.S. federal contracting industry environment; and

  •
  Generated real stockholder value through all of the efforts and initiatives noted above, and as represented by the 49% increase in the Company's TSR or stock price from 2012 to 2013.

	Fiscal Year 2013 ($)	Fiscal Year 2012 ($)	Fiscal Year 2011 ($)
Gross Revenues	$950.6	$969.2	$713.9
Cost of Sales	710.6	712.0	522.7
Selling, General and Administrative Expense	193.0	193.1	191.2
Research and Development Expense	21.4	17.8	8.6
Adjusted EBITDA(1)	100.3	115.4	93.0
Operating Cash Flow	22.6	52.3	5.2
Backlog	1,100.0	1,300.0	1,100.0

(1)
Earnings before interest, taxes, depreciation, and amortization ("EBITDA") excluding acquisition related items and non-cash items such as impairment of goodwill, intangibles, and stock based compensation expense. Please see our Form 8-K filed with the SEC on March 11, 2014 for information reconciling Adjusted EBITDA to EBITDA.

        Our executive management team continues to remain focused on streamlining costs, implementing operating efficiencies, and generating cash flow to continue to de-lever our balance sheet, which we believe will ultimately accrete to the equity value of the Company.

2013 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions

        Beginning in 2011, we gave our stockholders the opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual stockholders meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to the named executive officers. Stockholders also indicated a strong preference to hold the advisory vote annually. At our annual meeting in 2012, our stockholders approved, on an advisory basis, the "say-on-pay" resolution for the compensation of our named executive officers in fiscal year 2011, with 55% of the votes cast in favor of the proposal. Despite the majority support and approval of the named executive officers' compensation, we were disappointed in the May 2012 voting results and recognized the need to better understand our stockholders' opinions. As a result, we initiated a review to gain further feedback from key stockholders on their perspectives of our executive compensation program. Our Compensation Committee took actions in 2012 and 2013 to provide clearer alignment between pay and performance.

        As a result of the actions our Compensation Committee took in 2012 and 2013, an overwhelming majority of stockholders indicated their approval in 2013, with 96.48% of the advisory votes cast in favor of approving the compensation of our named executive officers. Our Compensation Committee has continued to employ the same principles in determining the compensation program for 2014. A summary of the actions that were taken in 2012 and 2013 in response to stockholder feedback that remain in effect are as follows:

Aspect of Compensation Program	Stockholder Feedback	Compensation Program Changes for 2013 in Response to Stockholder Feedback

Change in Control Agreements	Recent stockholder opposition to the practice of excise tax gross-ups has led many companies to eliminate the provision.	Any new change in control agreements or any renewals or material amendments of existing change in control agreements will eliminate excise tax gross ups. In addition, equity awards have a "double-trigger," such that they will not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment.

Long-Term Equity Incentives	Some stockholders believe that long-term equity incentives should be earned or vested based upon the achievement of specific performance goals aligned with stock performance.	The Compensation Committee made the decision to grant equity to align the Company's stock performance with the vesting of long-term equity incentives. For instance, stock options were granted in January 2013 with 50% of the equity award vesting upon the achievement of a Company market price per share of $15.00 (a 201% increase above the option strike price of $4.98). The remaining 50% of the equity award cliff vests 100% at the end of 5 years. In the event of a change in control, accelerated vesting will only occur if the market price per share is at least in excess of 15% of the option strike price. In addition, the RSUs granted in January 2014 included 50% of the equity award vesting upon the achievement of a Company market price of $12.15 (or a 50% increase above the market price at grant date of $8.10 per share). The vesting schedule of the performance-based RSUs vest 20% for every 10% increase in market share price above the market price at grant date of $8.10, with full vesting occurring upon the achievement of a Company market price of $12.15. The remaining 50% of the equity award cliff vests 100% at the end of 5 years. In the event of a change in control, accelerated vesting will only occur if the market price per share is at least in excess of 15% of the market price on the date of grant of $8.10, or at least $9.32 per share. The Company also increased the component of long-term equity incentive compensation as a percentage of total compensation to provide a greater emphasis on compensation that is directly linked with the creation of long-term stockholder value.

Hedging and Pledging Policy	Stockholders generally oppose share hedging transactions or pledging transactions by directors and executive officers that diminish the alignment with shareholder interests.	Beginning in March 2013, the Company has implemented a policy that prohibits hedging and pledging transactions by directors and executive officers.

Stock Ownership Target Guidelines	Some stockholders believe that the Company should have stock ownership guidelines.	The Company implemented a stock ownership target guideline of 1% of the outstanding shares of common stock for our Chief Executive Officer, including all shares held through options, restricted stock units, Employee Stock Purchase Plan purchases, open market purchases and 401(k) holdings. Over the past four quarters, the Chief Executive Officer has purchased shares of Kratos common stock on the open market. Additionally, other executive officers have purchased shares of Kratos common stock on the open market during the past few quarterly open trading windows.

Compensation Philosophy and Objectives

        The following chart highlights important considerations in the development, review and approval of the compensation of our named executive officers. We include additional detail for each of these highlights in the following pages of this CD&A.

Compensation Philosophy and Objectives

Objectives of Executive Compensation Program	Our executive compensation program is designed to:

•

Build long-term stockholder value

•

Deliver strong business and financial results

•

Attract, motivate and retain a highly qualified and effective management team to lead our business

Philosophy of Executive Compensation Program	Our executive compensation philosophy is built on five principles:

•

Align compensation with stockholders' interests and avoid excessive risk taking

•

Pay for performance

•

Emphasize long-term focus

•

Align compensation to market

•

Provide appropriate degrees of at-risk and performance-based compensation

Methods to Achieving the Executive Compensation Program Objectives

•

Tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives

•

Reward individual performance and reinforce business strategies and objectives for enhanced stockholder value

•

Evaluate employee performance and compensation to ensure we can attract and retain employees in a competitive manner

•

Ensure total compensation paid to executive officers is fair, reasonable and competitive, considering accomplishments of the individual executive officers and the Company as a whole

Principal Elements of the Executive Compensation Program

•

Base salary

•

Annual performance-based incentive cash bonus awards

•

Long-term equity incentives in the form of restricted stock units and stock options and other equity awards

•

Other benefits and perquisites, such as life and health insurance benefits and a qualified 401(k) savings plan offered to all employees

•

Post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change of control

        The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or offset the compensation incentives provided by the other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on the Company's strategic plan, aligning the Company's strategic objectives and executive compensation with stockholder expectations for long-term value creation, compensation for similar positions at peer companies, internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

2013 Compensation Program Decisions

        The table below summarizes the compensation decisions that our Compensation Committee made in November 2012 effective for the start of fiscal year 2013 relative to our named executive officers and the implications of the Company's performance during the fiscal year on incentive award payouts.

2013 Compensation Program Decisions and Actions

Decisions Effective on the Start of Fiscal Year 2013 (made in November 2012)

•

The Compensation Committee froze the base salaries of all corporate named executive officers at 2012 compensation levels to construct a compensation program with additional emphasis on performance-based and long-term incentives. The Compensation Committee increased the operational (non-corporate) named executive officer base salaries between 2.2% and 12.9% to align with the market median levels of similar positions in Kratos' Compensation Peer Group, with additional emphasis and consideration on individual performance, individual accomplishments, and evaluation of other considerations such as achievements and performance of the Company, execution of the Company's business plan and execution of the Company's strategic plan. Consideration was also made to better align compensation levels relative to other positions with similar responsibilities within the Company.

•

The annual operating plan ("AOP") was based on aggressive targets of revenue, Adjusted EBITDA, and operating cash flow targets, which is the basis for our targets for fiscal year 2013 incentive compensation purposes. Our Board reviews and approves our annual consolidated AOP, as well as each division's AOP. These targets were set in October 2012, amidst industry uncertainty in the DoD budgets, with the impact of Sequestration and prolonged Continuing Resolutions unknown at that time.

•

The fiscal year 2013 AOP included revenues of $975 million, Adjusted EBITDA of $120 million, and operating cash flow of $52.6 million. All of the fiscal year 2013 AOP financial targets excluded any impact from acquisitions and assumed a stable DoD budgetary environment, since the effects of Sequestration, the lack of a DoD budget and the resulting impact of operating in such an environment were not known when the targets were established.

•

The Compensation Committee granted stock options in January 2013. It did not grant any other stock awards to the named executive officers during fiscal year 2013. Beginning in 2013, the Compensation Committee began issuing a 50%/50% mix of performance-based and time-based equity awards. The Compensation Committee believes that granting equity with vesting tied to performance measures incentivizes the Company's executive officers to build long-term equity value and closely aligns the interests of our executive officers with our stockholder's interests. For instance, the performance-based options granted in 2013 vest upon the Company's common stock reaching $15.00 per share, thereby requiring an approximate 201% increase in equity value above the grant date market price of $4.98. In addition, the performance-based RSUs granted in January 2014 vest 20% for each 10% increase in the fair market value of the Company's common stock above the grant date market price of $8.10, until fully vested. The performance-based RSUs do not fully vest until the Company's common stock reaches $12.15 per share, or a 50% increase in equity value above the grant date market price of $8.10.

2013 Compensation Program Decisions and Actions

Incentive Plan Outcomes for Performance During Fiscal Year 2013

•

In 2013, the Company fell short of its AOP budget objectives for Revenues, Adjusted EBITDA, and Operating Cash Flows, as established in October 2012. This shortfall was due to the various challenges faced from several months of a CRA under which no new contract awards can be made and the impact of reduced spending from sequestration (as explained in more detail above), and due to the investments the Company made in several areas that are anticipated to be strong long-term strategic growth opportunities. In the face of these business challenges, the Company's management team defined and executed on key objectives of identifying and pursuing large new program opportunities, diversifying the Company away from defense-related projects and reducing costs. In 2013, stockholders rewarded the Company's financial performance and definition of future strategies in the face of this challenging environment with total shareholder returns of 49%. Based upon a similar perspective on management's performance in light of the macro-economic headwinds, the Compensation Committee determined that the 2013 annual incentive awards should be paid at a target level for the Company's corporate named executive officers and at certain payout levels for the operational named executive officers, both of which are above the result that would be determined according to the direct financial performance delivered. Based on the overall Company results delivered, the Compensation Committee determined the following annual incentive awards to be appropriate for 2013:

Named Executive Officer	Actual Payout Multiplier (% of target bonus payable)
Eric DeMarco	100%
Deanna Lund	100%
Deborah Butera	100%
Phillip Carrai	47%
Richard Poirier	23%

•

The Compensation Committee considered the following performance measures for fiscal year 2013: Revenues, Adjusted EBITDA and Operating Cash Flow(1). After taking into consideration all of the factors noted above, the Compensation Committee made the decision to pay amounts in excess of the computed payout multiplier, at or below the target bonus payable.

(1)
These performance measures contain non-GAAP financial measures, including Adjusted EBITDA (which excludes the impairment of goodwill and intangible assets, changes in the accrual for unused office space, estimated contract design retrofit costs, restructuring and acquisition related items, losses from discontinued operations, transaction and other acquisition related items, contract and legal settlements, stock compensation expense and income from SWAP instruments, and the associated margin rates). Kratos believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the actual and forecasted operating performance of the Company's business and the Company's cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's actual and forecasted operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company's financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Benchmarking Our Program Against Peers

        To gauge marketplace compensation levels and practices, the Compensation Committee works with the Vice President of Human Resources to conduct a marketplace analysis of our executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the "Compensation Peer Group," and Mercer, an independent executive compensation consultant, provides guidance on the peer group selection and the overall competitive pay methodology. Mercer was selected by the Compensation Committee based on recommendations from other companies and outside counsel, and the compensation consultant assisted with the review of the Company's Compensation Peer Group. The Compensation Peer Group, which the Compensation Committee annually reviews and updates, consists of a group of companies that:

  •
  we compete against for talent,

  •
  are in our industry or a similar industry, or

  •
  have broadly similar revenues and employee population.

        We rely upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for Kratos executives. Based on the most recent available data for fiscal year 2013, the average and median annual revenue for the Compensation Peer Group are approximately $1.45 billion and $860 million, respectively. The average and median number of employees for the Compensation Peer Group are 4,600 and 2,770, respectively. Kratos is within an acceptable range of the companies in its Compensation Peer Group for both annual revenue, at $950 million, and number of employees, at 3,815.

Compensation Peer Group for 2013

AAR Corp.	DigitalGlobe Inc.	Microsemi Corporation
AeroVironment, Inc.	Ducommun Incorporated	Moog Inc.
Anaren, Inc.(1)	FLIR Systems, Inc.	Orbital Sciences Corporation
American Science & Engineering, Inc.	Harris Corporation	Sparton Corporation
Alliant Techsystems Inc.	iRobot Corporation	ViaSat, Inc.
CACI International Inc.	Mantech International Corporation	VSE Corporation
Comtech Telecommunications Corp.	Mercury Systems, Inc.

(1)
Fiscal year 2013 data was not available for Anaren, Inc. as a result of its acquisition.

Targeted Pay Mix

        Consistent with the pay philosophy approved by the Compensation Committee, our pay mix at target (shown below for our Chief Executive Officer and other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include fiscal year 2013 base salary, target annual incentive, target long-term incentive cash, and target values for equity incentives granted in fiscal year 2013. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes variable compensation with a significant focus on long-term incentives tied to our long-term share value.

2013 Chief Executive Officer Target Compensation Mix

2013 Other Named Executive Officer Target Compensation Mix

Elements of the Executive Compensation Program

        There are four principal elements of our Executive Compensation Program. Collectively, our Compensation Committee believes that these elements deliver an executive compensation package that achieves the program's three objectives: build long-term stockholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly qualified and effective management team to drive our financial and operational performance. The changes the Compensation Committee implemented for fiscal year 2013 reflect a continued shift toward simple, transparent, and performance-based compensation that takes into account stockholder feedback gained through our stockholder engagement efforts over the past two years.

	Link to Program Objectives	Type of Compensation	Key Features

Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.

Annual Incentive Performance Plan	A cash-based award that encourages named executive officers to focus on the business and financial objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on profitability, growth and operational performance during the fiscal year and occurs only if minimum performance levels are met.

Long Term Equity Awards	Links compensation of named executive officer to the building of long-term stockholder value. Keeps the program competitive and helps retain talent.	Long-Term Equity	Aligns executive officers' compensation with the creation of stockholder value.

Changes Made in 2013 and Thereafter

The long-term incentive pay mix shifts emphasis to long-term equity incentives utilizing stock options with specific market performance milestones (market price of over 200% of grant price) in order to achieve vesting on 50% of equity awards granted in 2013. In order to achieve vesting on 50% of equity awards granted in 2014, specific market performance of a 10% increase in the share price compared to the grant date share price is required to achieve each 20% of vesting, or a total of specific market performance of a 50% increase in the share price compared to the grant date share price to achieve full vesting of the performance-based equity.

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit	Agreements protect the Company and the named executive officers from risks by providing: • Economic stability • Death or disability payments • Payments and benefits in the event of a change in control

Changes Made in 2013 and Thereafter

We have eliminated excise tax gross-ups in the event of a change of control for any new employment agreements or renewed or materially amended existing employment agreements. In addition, under any new equity awards, equity vesting in the event of a change of control will be double-trigger equity vesting for participants receiving equity rather than single-trigger.

Base Salary

        Base salary is the only fixed element of our executive officers' target total direct compensation and is based on historic base salary levels and base salaries paid to executives in comparable positions at the Compensation Peer Group companies. In the fall of each year, the Compensation Committee reviews the base salary for each of our executive officers and determines whether any adjustments are necessary based on an executive officer's level of responsibility, changes in duties, individual performance and achievements, success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by the Company, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Compensation Peer Group companies. The factors that the Company's Chief Executive Officer takes into consideration in reaching his recommendation for compensation for each of the named executive officers (other than the Chief Executive Officer) include the size of the organization (revenues, operating income, and headcount, etc.) the named executive officer manages and the accomplishments of the named executive officer during the most recent period, including contract awards, bid and proposal pipeline, integration of acquisitions, margin improvement, cost containment, strategic positioning for future growth opportunities, etc. The Chief Executive Officer also reviews the size of peer companies and the size of similar and related peer companies' organizations as related to the named executive officers of the organization. The base salary of our Chief Executive Officer is reviewed and recommended by the Compensation Committee acting in consultation with the other independent members of our Board.

        In November 2012, the Compensation Committee applied the above principles as well as the feedback from key stockholders on our executive compensation. Specifically, the Compensation Committee decided to make changes to the executive compensation program with more focus on pay for performance and to increase the performance-based long-term equity incentives to more clearly align executive compensation with Company stock performance. Effective for 2013, the base compensation for all corporate named executive officers was frozen at 2012 compensation levels, with no increase in base salary to constructively provide additional emphasis on long-term incentives, specifically from a long-term basis, tied directly to long-term stockholder value. For the base compensation for the operational named executive officers, the Compensation Committee decided to adjust certain of the executive officers' salaries commensurate with their various roles and responsibilities and applied the above principles in connection with their review of peer companies' executive compensation policies, taking into consideration the size and organizational structure of those peer companies.

        Similarly, in November 2013, the Compensation Committee reviewed the base salaries of all named executive officers. Despite the extremely challenging business environment in 2013, the Company's stock price increased 49% from its fiscal year end 2012 to 2013. The Compensation Committee and the Company's management believe recognition by the capital markets and equity investors of the growth potential in the new programs and strategic focus investment areas has been positively reflected in the Company's trading stock price in 2013. Accordingly, the Compensation Committee decided to increase corporate executive base salaries for 2014 in order to achieve a total compensation package mix with more emphasis on long-term equity and incentive based compensation. The base salary increases provided to our named executive officers for 2013 ranged from 0% to 12.9% and ranged from 0% to 10% for 2014. Our named executive officers' annual base salaries in 2013

(effective from January 7, 2013) and 2014 (effective from December 30, 2013) and the percentage of target total direct compensation represented by the base salaries are as follows:

Named Executive Officer	2013 Base Salary ($)	Percent Change from 2012	Percent of Total Target Direct Compensation	2014 Base Salary ($)	Percent Change from 2013
Eric DeMarco	695,000	0.0%	27.6%	760,000	9.4%
Deanna Lund	425,000	0.0%	34.8%	460,000	8.2%
Deborah Butera	344,000	0.0%	47.3%	364,000	5.8%
Phillip Carrai	350,000	12.9%	44.0%	385,000	10.0%
Richard Poirier	485,000	2.2%	45.5%	485,000	0.0%

Target Annual Bonus

        Our Annual Bonus Plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. At the beginning of each year, the Chief Executive Officer determines specific financial performance targets for all executives (excluding himself) based on the AOP for the Company and the applicable business division. In addition, the Chief Executive Officer establishes specific business and strategic objectives that are measured at the end of the year for attainment. All executive officers have the opportunity to receive incentive compensation in the form of annual bonuses of cash based upon the achievement of certain individual and Company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 45% to 100% of the executive's salary. In determining the appropriate level of target bonus for each executive, the Compensation Committee considers the recommendation of the Chief Executive Officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's achievement of specific financial targets for the fiscal year, which typically include a combination of Adjusted EBITDA, operating cash flow, DSOs, revenues, backlog, gross margins, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational objectives. The Compensation Committee approved aggressive revenue, Adjusted EBITDA, and operating cash flow targets for fiscal year 2013 annual incentive compensation purposes based upon Kratos' AOP, which was reviewed and approved by our Board. The fiscal year 2013 AOP included revenues of $975 million, Adjusted EBITDA of $120 million, and operating cash flow of $52.6 million. These targets were particularly aggressive due to the uncertainty in the DoD budgetary environment, the unknown impact of Sequestration, and the unknown impact of a prolonged Continuing Resolutions. The impact of the uncertainty of the budgetary environment was not factored into the fiscal year 2013 AOP. In order to be eligible to receive an award on the financial targets, comprising 60% to 75% of the executive's total incentive compensation, minimum performance levels of 90% of EBITDA targets must be achieved. Once achieved, the executive will typically receive a pro rata percentage of his or her bonus target based on linear interpolation.

        The Compensation Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Compensation Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award, even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions, industry trends, and additional accomplishments achieved. In addition, the Compensation Committee and/or Chief Executive Officer may approve cash bonuses outside of the cash bonus plan. For example, the Compensation Committee and/or Chief Executive Officer may approve bonus awards in connection with an executive officer's efforts and accomplishments with respect to our strategic initiatives and milestones, and such bonus awards may overlap with or be in addition to bonus awards under the cash bonus plan.

        Below is a summary of the target awards, maximum awards and actual cash awards paid to the named executive officers for 2013.

	Award Targets
			2013 Actual Cash Payout as a % of Target	2013 Actual Cash Payout amount ($)(1)
Named Executive Officer	Target ($)	Maximum ($)
Eric DeMarco	695,000	695,000	100.0%	695,000
Deanna Lund	318,750	318,750	100.0%	318,750
Deborah Butera	154,800	154,800	100.0%	154,800
Phillip Carrai	210,000	210,000	47.2%	99,018
Richard Poirier	485,000	485,000	23.3%	113,166

(1)
The Compensation Committee made the decision to pay the 2013 cash incentive compensation at target for the corporate executive officers. Although the target financial performance metrics were not met, the Compensation Committee took into consideration that the financial targets set in October 2012 were aggressive due to the lack of certainty and clarity due to the state of the DoD budgetary situation and the unknown impact of Sequestration on over 65% of the Company's business. The Compensation Committee also took into consideration the performance of the Company's stock price, an increase of 49% from year end 2012 to year end 2013, the strategic positioning of the Company, and the potential for future growth in those areas. In recognition of the achievement of strategic objectives by the management team, the Compensation Committee made the decision to pay the incentive compensation to the corporate executive officers at target and to pay the operational executive officers below target, with incentive compensation paid for all named executive officers above the computed incentive compensation amounts when measured against the financial targets established in October 2012.

        Consistent with the Compensation Committee's intent to place more emphasis on long-term equity compensation to more closely link long-term incentives with our stock price, the Company granted stock option awards in January 2013 to the named executive officers as set forth in the table below.

	2013 Stock Option Grants

Named Executive Officer	No. of Stock Options	Vesting Schedule	No. of Stock Options	Vesting Schedule	No. of Stock Options	Vesting Schedule

Eric DeMarco	76,152	25% per year	150,000	20% per year	150,000	Market Price $15 per Share
Deanna Lund	34,926	25% per year	60,000	20% per year	60,000	Market Price $15 per Share
Deborah Butera	16,962	25% per year	30,000	20% per year	30,000	Market Price $15 per Share
Phillip Carrai	—	—	40,000	20% per year	40,000	Market Price $15 per Share
Richard Poirier	—	—	15,000	20% per year	15,000	Market Price $15 per Share

        As discussed in the summary of 2012 compensation above, the Compensation Committee made the decision to grant stock options with a four-year vesting schedule to the corporate NEOs in recognition of the 35% of the 2012 minimum financial targets that were achieved or exceeded but for which there was not a cash payout since the minimum 90% target threshold of Adjusted EBITDA had not been met. The grants of 76,152, 34,926 and 16,962 stock options to Mr. DeMarco and Ms. Lund and Ms. Butera, respectively, were related to this recognition. The grant of the options in 2013 was structured such that if the equity value of the Company's stock price appreciates by 90% over the strike price of $4.98 over the four-year vest period, the named executive officer could effectively realize the value of approximately 50% of the original target cash incentive value.

        The remaining grants in January 2013 to all NEOs were comprised of 50% of the grants vesting 20% per year over a five-year period, with the remaining 50% vesting only upon achievement of Kratos stock price reaching a $15.00 market price (or 201% above the grant price) within a six-year period. The Compensation Committee increased the number of shares granted in 2013 compared to 2012 to take into consideration the vesting criteria (with a 201% market appreciation required for 50% of the shares to vest) and to take into consideration the market strike price of the options versus the RSUs granted in 2012. All 2013 options were granted on January 4, 2013 with a strike price of the closing market price that day.

        Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, the Compensation Committee granted RSUs in January 2014 to the named executive officers as set forth in the table below.

	2014 RSU Grants

Named Executive Officer	No. of RSUs	Vesting Schedule	No. of RSUs	Vesting Schedule

Eric DeMarco	75,000	100% 5 year cliff vest	75,000	20% vest for every 10% increase in stock price from grant price of $8.10
Deanna Lund	30,000	100% 5 year cliff vest	30,000	20% vest for every 10% increase in stock price from grant price of $8.10
Deborah Butera	15,000	100% 5 year cliff vest	15,000	20% vest for every 10% increase in stock price from grant price of $8.10
Phillip Carrai	30,000	100% 5 year cliff vest	30,000	20% vest for every 10% increase in stock price from grant price of $8.10
Richard Poirier	10,000	100% 5 year cliff vest	10,000	20% vest for every 10% increase in stock price from grant price of $8.10

        In 2014, our equity awards were comprised of RSUs with (i) 50% of the shares subject to the award vesting at 100% on the five year anniversary of the grant date and (ii) 50% of the shares subject to the award vesting 20% for each 10% increase in Kratos' stock price above the grant date price of $8.10. For instance, upon the Company's common stock reaching $8.91 per share, or a 10% increase from the grant date share price, 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $9.72, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $10.53, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $11.34, an additional 20% of the performance-based RSU award will vest. Upon the Company's common stock price reaching $12.15, the performance-based RSU award will fully vest. In summary, full vesting of the performance-based RSU award will occur upon the Company's common stock price reaching $12.15, or a 50% increase from the grant date market price of $8.10. The time-vesting RSU awards cliff vest 100% at the end of five years, which the Compensation Committee believes provides a strong retention tool.

Changes to Granting of Stock Options and Restricted Stock in 2013 and 2014

        In response to stockholder feedback, the Compensation Committee made efforts to create a stronger, more direct link between compensation and performance. Beginning in fiscal year 2013, more weight has been placed on performance-based equity. For 2013, this includes the grant of stock options that provide vesting for 50% of the grant only upon the achievement of a stated market price substantially greater (over 201%) than the current strike price. For 2014, this includes the grant of RSUs that provide vesting for 50% of the grant only upon the achievement of a stated market price substantially greater (in 10% increments and up to 50% for full vesting) than the price as of the date of grant.

Executive Benefits and Perquisites

        All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We sponsor no pension plans or nonqualified deferred compensation plans. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Change in Control and Severance Benefits

        Pursuant to employment agreements with Mr. DeMarco, Mr. Carrai, and Mr. Poirier and severance and change in control agreements with Ms. Lund and Ms. Butera, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination under certain circumstances or a change in control of the Company. Severance and change in control provisions are summarized below in the section entitled "Employment Agreements; Potential Payments Upon Termination or Change in Control." The Compensation Committee's analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether the Company's overall compensation program for employees in 2013 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2013 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company as a baseline for our annual incentive plan targets. We also believe the Company's internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long term business transaction in exchange for short term compensation benefits. The Compensation Committee believes that the risks inherent with the vesting provisions of certain of the 2013 stock option grants that vest upon the increase of the Company's stock price by over 200% are mitigated by the balance of the overall compensation package of the executive officers, as well as the long-term vesting of the RSUs granted in prior periods that require sustainability of the stock price and other long-term growth factors.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee reviews and approves the Company's compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Scot Jarvis, Chairperson Bandel Carano William Hoglund

        The foregoing Compensation Committee Report is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

Summary Compensation Table

        The following table summarizes the total compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers (collectively, the "named executive officers") for fiscal years 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2013	695,000	695,000	—	1,062,586	—		64,937	(3)	2,517,523
President and Chief Executive	2012	690,384	278,000	964,500	—	—		67,375	(3)	2,000,259
Officer	2011	571,731	575,000	987,750	—	—		38,490	(3)	2,172,971
Deanna Lund	2013	425,000	318,750	—	437,738	—		44,167	(4)	1,225,655
Executive Vice President and	2012	423,077	127,500	321,500	—	—		43,717	(4)	915,794
Chief Financial Officer	2011	374,039	300,000	395,100	—	—		25,448	(4)	1,094,587
Deborah Butera	2013	344,000	154,800	—	217,443	—		11,475	(5)	727,718
Senior Vice President, General	2012	342,308	61,920	160,750	—	—		11,025	(5)	576,003
Counsel, Chief Compliance	2011	300,000	135,000	—	—	—		11,025	(5)	446,025
Officer and Secretary
Phillip Carrai	2013	348,462	99,018	—	225,577	—		11,475	(5)	684,532
President, Technology &	2012	300,853	158,100	192,900	—	—		11,025	(5)	662,878
Training Solutions Division	2011	254,731	80,000	197,550	—	187,500	(6)	11,025	(5)	730,806
Richard Poirier	2013	484,795	113,166	—	84,591	—		11,475	(5)	694,027
President, Electronic Products	2012	474,344	407,936	124,450	—	—		14,638	(7)	1,021,368
Division	2011	339,582	287,598	284,400	—	—		—		911,580

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above. In addition, the Compensation Committee made the decision to award Ms. Lund a discretionary bonus of $18,750 in 2011 in recognition of individual achievements.

(2)
The amounts shown equal the fair value of RSU awards at the date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Topic 718"). We caution that the amount ultimately realized from the RSU awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 11 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013 filed with the SEC on March 11, 2014.

(3)
Represents the taxable income attributable to Mr. DeMarco for his use of a Company automobile in the amount of $2,888 and $5,350 in 2012 and 2011, respectively; a cash payout of $53,462, $53,462, and $22,115 for paid time off for 2013, 2012, and 2011, respectively; and the Company's matching contribution to the 401(k) plan of $11,475 in 2013 and $11,025 in 2012 and 2011.

(4)
Represents the cash payout for paid time off of $37,692, $32,692 and $14,423 in 2013, 2012, and 2011, respectively, and the Company's matching contribution to the 401(k) plan of $11,475 in 2013 and $11,025 in 2012 and 2011.

(5)
Represents the Company's matching contribution to the 401(k) plan.

(6)
Represents a retention payment pursuant to Mr. Carrai's employment agreement with the Company. See the description of the amended and restated employment agreement with Mr. Carrai below.

(7)
Represents the Company's matching contribution to the 401(k) plan of $11,025 and a cash payout of $3,613 for paid time off.

Grants of Plan-Based Awards

        The following table sets forth for the fiscal year ended December 29, 2013 certain information regarding grants of plan-based awards to each of our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
						Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Eric DeMarco		—	695,000	695,000
	1/4/2013				300,000	$4.98	845,913
Deanna Lund		—	318,750	318,750
	1/4/2013				120,000	$4.98	338,365
Deborah Butera		—	154,800	154,800
	1/4/2013				60,000	$4.98	169,183
Phillip Carrai		—	210,000	210,000
	1/4/2013				80,000	$4.98	225,577
Richard Poirier		—	485,000	485,000
	1/4/2013				30,000	$4.98	84,591

(1)
Amounts shown are the estimated possible payouts for fiscal year 2013 under the annual cash bonus program, based on certain assumptions. The actual bonuses awarded to the named executive officers for the 2013 fiscal year are reported in the above Summary Compensation Table under the column "Bonus."

(2)
Amounts shown represent stock options granted under the 2005 Equity Incentive Plan, the 2011 Equity Incentive Plan, and the Amended and Restated Herley Industries, Inc. 2010 Stock Plan to the named executive officers in fiscal year 2013 as more fully described above.

(3)
The fair value of stock option awards as calculated in accordance with Topic 718 is $2.99 per share for the time-based grants and $2.65 for the performance-based grants on January 4, 2013.

Outstanding Equity Awards at December 29, 2013

        The following table sets forth the outstanding equity awards for each named executive officer as of December 29, 2013.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Option Exercise Price ($)		Option Expiration Date(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Eric DeMarco	50,000	(5)			60.50		8/18/2014
	22,500	(5)			53.80		8/9/2015
			376,152	(11)	4.98		1/4/2023
								498,125	(6)	3,571,556
Deanna Lund	20,000	(5)			61.90	(7)	4/20/2014
	10,000	(5)			60.50		8/18/2014
	10,000				53.80		8/9/2015
			154,926	(11)	4.98		1/4/2023
								170,000	(6)	1,218,900
Deborah Butera			76,962	(11)	4.98		1/4/2023
								34,375	(8)	246,469
Phillip Carrai			80,000	(11)	4.98		1/4/2023
								62,000	(9)	444,540
Richard Poirier			30,000	(11)	4.98		1/4/2023
								34,500	(10)	247,365

(1)
All options listed are fully vested and exercisable.

(2)
Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents the aggregate market value of the unvested RSU awards held by the named executive officers as of December 29, 2013, based on the closing price of a share of Kratos common stock of $7.17 on December 29, 2013.

(4)
Represents option shares that were originally granted to Mr. DeMarco on November 17, 2003, with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the Company with an exercise price of more than $100.00 per share. The option was cancelled and reissued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of the Company's closing stock price on the NASDAQ Global Select Market on December 30, 2005.

(5)
Represents option shares granted to the named executive officers with respect to which the vesting was subsequently accelerated on December 29, 2006, when the Board approved the acceleration of vesting of all outstanding options issued prior to June 30, 2006 under the 1999 Equity Incentive and 2000 Nonqualified Stock Option Plans.

(6)
The unvested RSU awards vest at the earlier of (i) 10 years from the date of grant; (ii) upon a change in control of the issuer; or (iii) upon termination of employment without cause. Mr. DeMarco was granted 98,750 RSUs on January 30, 2007, 49,375 RSUs on March 26, 2007, 45,000 RSUs on January 4, 2008, 30,000 RSUs on January 2, 2009, 50,000 RSUs on January 2, 2010, 75,000 RSUs on January 3, 2011, and 150,000 RSUs on January 3, 2012. Ms. Lund was granted 20,000 RSUs on January 30, 2007, 10,000 RSUs on March 26, 2007, 10,000 RSUs on January 4, 2008, 20,000 RSUs on January 2, 2009, 30,000 RSUs on January 2, 2010, 30,000 RSUs on January 3, 2011, and 50,000 RSUs on January 3, 2012.

(7)
Represents option shares originally granted to Ms. Lund on April 20, 2004, with respect to which the vesting was accelerated on May 18, 2005 pursuant to the Compensation Committee's determination to accelerate the vesting on all outstanding and unvested stock options held by employees, officers and directors of the Company with an exercise price of more than $100.00 per share. These options were cancelled and reissued on December 30, 2005 as part of a repricing of all outstanding employee stock options that were originally granted at exercise prices greater than 120% of Kratos' closing stock price on the NASDAQ Global Select Market on December 30, 2005.

(8)
Comprised of: (i) 15,000 RSUs, 50% of which vest as to 25% of the total number of shares subject to the RSU award on each anniversary of September 10, 2010 until fully vested on September 10, 2014, and 50% of which vest on September 10, 2014, provided that all such units shall immediately vest upon a change in control of the Company; and (ii) 25,000 RSUs, which vest at the earlier of (x) ten years from January 3, 2012, or (y) upon a change in control of the Company.

(9)
Comprised of: (i)10,000 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2009 until fully vested on January 2, 2014, provided that all such units shall immediately vest upon a change in control of the Company or termination of employment without cause; (ii) 10,216 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2010 until fully vested on January 2, 2015, provided that all such units shall immediately vest upon a change in control of the Company; (iii) 9,000 RSUs, which vest at the earlier of (x) five years from May 11, 2010, or (y) upon a change in control of the Company; (iv) 4,784 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of January 2, 2010 until fully vested on January 2, 2015, provided that all such units shall immediately vest upon a change in control of the Company, (v) 15,000 RSUs, which vest at the earlier of (x) five years from January 3, 2011, or (y) upon a change in control of the Company; and (vi) 30,000 RSUs, which vest at the earlier of (x) 5 years from January 3, 2012 or (y) upon a change in control of the Company.

(10)
Comprised of: (i) 20,000 RSUs, which vest as to 20% of the total number of shares subject to the RSU award on each anniversary of March 30, 2011 until fully vested on March 30, 2016, provided that all such units shall immediately vest upon a change in control of the Company; (ii) 12,500 RSUs, which vest at the earlier of (x) five years from March 30, 2012, or (y) upon a change in control of the Company; and (iii) 10,000 RSUs, which vest at the earlier of (x) five years from July 27, 2012, or (y) upon a change in control of the Company.

(11)
Comprised of stock options granted on January 4, 2013 as follows: (i) 76,152, 34,926 and 16,962 stock options were granted to Mr. DeMarco, Ms. Lund and Ms. Butera, respectively, in recognition of the 35% of the 2012 minimum financial targets that were achieved or exceeded for 2012 incentive compensation purposes, but for which there was no cash payout since the minimum 90% threshold of Adjusted EBITDA had not been met. As discussed in the summary of 2012 compensation above, the Compensation Committee made the decision to grant stock options with a four-year vesting schedule to the corporate NEOs related to this recognition. (ii) 150,000, 60,000, 30,000, 40,000, and 15,000 time-based stock options were granted to Mr. DeMarco, Ms. Lund, Ms. Butera, Mr. Carrai and Mr. Poirier, respectively, that vest 20% each year, with a life of 10 years, expiring January 4, 2023.

  (iii) 150,000, 60,000, 30,000, 40,000 and 15,000 performance-based stock options were granted to Mr. DeMarco, Ms. Lund, Ms. Butera, Mr. Carrai and Mr. Poirier, respectively, which vest only upon the Company's stock price reaching $15.00 (or 201% above the price on the date of grant) within a six-year period from the date of grant.

  Option Exercises and Stock Vested

          There were no exercises of stock options by our named executive officers during fiscal year ended December 29, 2013.

          The following table shows RSUs vested for the named executive officers during the fiscal year ended December 29, 2013:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric DeMarco	—	—
Deanna Lund	—	—
Deborah Butera	1,875	16,725
Phillip Carrai	5,000	25,150
Richard Poirier	4,000	20,120

  Employment Agreements; Potential Payments Upon Termination or Change in Control

          In addition to other compensation arrangements described elsewhere in this Proxy Statement, we have entered into agreements with our named executive officers as follows:

  Employment Agreement with Eric DeMarco

          On November 14, 2003, we entered into an Executive Employment Agreement with Mr. DeMarco, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "DeMarco Agreement"). Among other things, the terms of the DeMarco Agreement provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long term incentive, employee benefit and retirement programs.

          In the event that Mr. DeMarco is terminated without cause or upon a change of control followed by a triggering event, he will be entitled to receive a lump sum payment equal to the sum of three times his current base salary, plus three times his maximum target bonus potential for the year in which he was terminated, less any bonus amounts already received for such year, accelerated vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for three years or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Receipt of the foregoing severance compensation is conditioned upon, among other things, Mr. DeMarco's compliance with the one year post-termination nonsolicitation provision set forth in the DeMarco Agreement and execution of a full general release releasing the Company from all claims the executive may have against the Company. For the avoidance of doubt, Mr. DeMarco's entitlement to the severance compensation described above shall remain in full force and effect in the event of a change of control of the Company. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 100% of all outstanding and unvested equity awards.

          The timing of severance payments and benefits under the DeMarco Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Mr. DeMarco's employment agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G of the Code ("Section 280G").

        The vesting terms of Mr. DeMarco's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, Mr. DeMarco's unvested RSUs and stock options will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 29, 2013, this provision would have resulted in accelerated vesting of unvested equity awards valued at $4,395,329.

        If Mr. DeMarco had been terminated on December 29, 2013 without cause or in connection with a change in control, he would have received the following benefits under his employment agreement; (i) a lump sum payment of $4,170,000, equal to three times his current base salary and three times his maximum target bonus potential for the year; (ii) the accelerated vesting of his RSU awards and stock options with an aggregate market value on December 29, 2013 of $4,395,329; (iii) continued participation by Mr. DeMarco and his family in the Company's group health insurance benefits on the same terms as during his employment until the earlier of three years following his termination or procurement of health care coverage through another employer, provided that if the Company's insurance carrier will not allow for such benefits continuation the Company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with an aggregate annual cost of $20,620.

        For purposes of the DeMarco Agreement, the terms "cause," "change of control" and "triggering event" have the following meanings:

        Cause.    As defined more completely in the executive's employment agreement, "cause" means (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of executive with respect to executive's obligations or otherwise relating to the business of the Company, (ii) executive's material breach of the agreement or the Company's standard form of confidentiality agreement, (iii) executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (iv) executive's willful neglect of his duties or poor performance.

        Change of Control.    As defined more completely in the executive's employment agreement, "change of control" means any one of the following occurrences: (i) any person (other than persons who are employed by the Company or its affiliates at any time more than one year before a transaction) becomes the "beneficial owner" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then-outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), (ii) during any consecutive one-year period following the date of the employment agreement, individuals who constituted the Board at the beginning of such period or their approved replacements (the "Beginning Board") cease for any reason to constitute a majority of the Board, but only to the extent that such acquisition constitutes a "change in the effective control" of Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), (iii) a merger or consolidation of Company with any other corporation unless: (a) the voting securities of Company outstanding immediately before the merger or consolidation would continue to represent at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no acquiror becomes the "beneficial owner," directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), and (iv) any person acquires all, or substantially all, of Company's assets, but only to the extent that such acquisition results in a "change in the ownership of a substantial portion" of Company's assets within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(vii).

        Triggering Event.    As defined more completely in the executive's employment agreement, "triggering event" means (i) executive's termination from employment by the Company without cause, (ii) a material change in the nature of executive's job or responsibilities, or (iii) the relocation of executive's principal place of work to a location more than 30 miles from the location executive was assigned to immediately prior to the change of control, and such relocation results in executive's one-way commute to work increasing by more than 30 miles from the executive's principal place of residence as of immediately prior to the announcement of such relocation, and (iv) the Company's material breach of the agreement.

Severance and Change of Control Agreement with Deanna Lund

        On March 28, 2005, we entered into a Severance and Change of Control Agreement with Ms. Lund, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Lund Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Lund shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Lund Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause prior to a change of control, she is entitled to (A) severance compensation equal to one year of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to two years of her base salary then in effect, plus her maximum potential bonus amount for two years and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Lund Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Lund Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Lund's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        The vesting terms of Ms. Lund's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, Ms. Lund's unvested RSUs and stock options will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 29, 2013, this provision would have resulted in accelerated vesting of unvested equity awards valued at $1,558,187.

        Under the Lund Agreement, if Ms. Lund had been terminated without cause on December 29, 2013, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $425,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $9,509, and the accelerated vesting of her RSU and stock option awards with an aggregate market value on December 29, 2013 of $1,558,187. If Ms. Lund terminated on December 29, 2013 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,487,500, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $19,019, and (iii) the accelerated vesting of her RSUs and stock options with an aggregate market value on December 29, 2013 of $1,558,187.

Severance and Change of Control Agreement with Deborah Butera

        On August 2, 2010, we entered into a Severance and Change of Control Agreement with Ms. Butera, which was subsequently amended and restated, most recently on August 4, 2011 (as amended, the "Butera Agreement"). The terms of this amended and restated agreement provide that, upon a change of control of the Company, Ms. Butera shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Butera shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Butera Agreement also provides for severance payments to Ms. Butera as follows: (i) if Ms. Butera is terminated without cause, she is entitled to (A) severance compensation equal to nine months of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of nine months following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to one year of her base salary then in effect, plus her maximum potential bonus amount for one year and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Butera Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.

        The timing of severance payments and benefits under the Butera Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Butera's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.

        The vesting terms of Ms. Butera's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, Ms. Butera's unvested RSUs and stock options will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 29, 2013, this provision would have resulted in accelerated vesting of unvested equity awards valued at $415,015.

        Under the Butera Agreement, if Ms. Butera had been terminated without cause on December 29, 2013, she would have received the following benefits: (i) severance compensation equal to nine months of her base salary then in effect, in the amount of $258,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of nine months following termination with an aggregate annual cost of $5,580, and the accelerated vesting of her RSU and stock option awards with an aggregate market value on December 29, 2013 of $415,015. If Ms. Butera terminated on December 29, 2013 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to one year of her base salary and target bonus then in effect, in the amount of $498,800, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination totaling $5,580, and (iii) the accelerated vesting of her RSUs and stock options with an aggregate market value on December 29, 2013 of $415,015.

Employment Agreement with Phillip Carrai

        On January 17, 2014, we entered into a new Employment Agreement with Mr. Carrai. Under the terms of the agreement, Mr. Carrai's annual base salary is $395,000. Under Mr. Carrai's January 1, 2011 Amended and Restated Employment Agreement, which was subsequently amended on August 4, 2011 (as amended, the "Carrai Agreement"), Mr. Carrai's annual base salary is $350,000. Under Mr. Carrai's prior employment agreement dated May 29, 2009, Mr. Carrai was entitled to receive incentive/retention compensation totaling $250,000, which amount was paid in four equal installments of $62,500 on each of December 31, 2010, April 1, 2011, July 1, 2011, and February 3, 2012. In addition, Mr. Carrai is entitled to receive additional annual discretionary incentive compensation of up to 60% of his base salary. In the event of his termination without cause, the Carrai Agreement provides that Mr. Carrai shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date and (ii) any incentive compensation earned as of the termination date. In addition, in the event Mr. Carrai is terminated without cause within six months following a change of control, Mr. Carrai is entitled to receive continued payment of his base salary for a period of twelve months.

        For purposes of the Carrai Agreement, cause is defined as (i) executive breaching any material provision of the agreement, (ii) executive being indicted or convicted of any felony, (iii) executive committing any act of fraud, misappropriation of funds or embezzlement, or (iv) executive committing any act, or failing to take any action, the effect of which is to bring the Company into disrepute with any of its customers, including but not limited to a material violation of the Company's Code of Legal and Ethical Conduct. The definition of a change of control set forth in the Carrai Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above.

        The vesting terms of Mr. Carrai's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Carrai will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 29, 2013, this provision would have resulted in accelerated vesting of unvested equity awards valued at $648,420. If Mr. Carrai had been terminated on December 29, 2013 without cause, he would have received the following benefits under his employment agreement: (i) severance compensation equal to $350,000 to be paid over twelve months; and (ii) the accelerated vesting of his RSU and stock option awards with an aggregate market value on December 29, 2013 of $648,420. If Mr. Carrai had been terminated on December 29, 2013 in connection with a change in control, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twelve months of his base salary then in effect, which was $350,000 annually; and (ii) the accelerated vesting of his RSU and stock option awards with an aggregate market value on December 29, 2013 of $648,420.

Employment Agreement with Richard Poirier

        On April 1, 2011, we entered into an Employment Agreement with Mr. Poirier, which was subsequently amended on December 20, 2012 (as amended, the "Poirier Agreement"). Under the terms of the Poirier Agreement, Mr. Poirier's annual base salary is $485,000, and he is entitled to receive annual discretionary incentive compensation of up to 75% of his base salary. In the event of the termination of Mr. Poirier's employment with the Company without cause, Mr. Poirier shall be entitled to receive (i) continued payment of his base salary for a period of twenty-four months following the termination date, (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, and (iii) access to continued medical and dental benefits for Mr. Poirier and his eligible family members at the employee contribution rate for twenty-four months from the termination date. In the event Mr. Poirier is terminated without cause within six months following a change of control, he shall be entitled to receive (i) continued payment of his base salary for a period of twenty-four months, (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, and (iii) access to continued medical and dental benefits for Mr. Poirier and his eligible family members at the employee contribution rate for twenty-four months.

        For purposes of the Poirier Agreement, cause is defined as (i) executive's violation of policy or rules of the Company in any material respect, which remains uncured after notice, (ii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the president of the Company from time to time or breach of any material covenant or obligation under the agreement or any other agreement with the Company, or (iii) executive's breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company. The definition of change of control as set forth in the Poirier Agreement is consistent with the definition set forth in the DeMarco Agreement, as described above.

        The vesting terms of Mr. Poirier's RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Poirier will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 29, 2013, this provision would have resulted in accelerated vesting of unvested equity awards valued at $462,465. If Mr. Poirier had been terminated on December 29, 2013 without cause, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twenty-four months of his base salary then in effect, which was $485,000 annually; (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, which totaled $815,872; (iii) continuation of his then current health insurance coverage at the same cost to him as prior to him termination for a period of twenty-four months following termination totaling $33,808; and (iv) the accelerated vesting of his RSU and stock option awards with an aggregate market value on December 29, 2013of $462,465. If Mr. Poirier had been terminated on December 29, 2013 in connection with a change in control, he would have received the following benefits under his employment agreement: (i) severance compensation equal to twenty-four months of his base salary then in effect, which was $485,000 annually; (ii) twice the annual incentive compensation earned in the preceding year pursuant to the terms of any then existing incentive compensation agreement, which totaled $815,872; (iii) continuation of his then current health insurance coverage at the same cost to him as prior to him termination for a period of twenty-four months following termination totaling $33,808; and (iv) the accelerated vesting of his RSU and stock option awards with an aggregate market value on December 29, 2013 of $462,465.

 DIRECTOR COMPENSATION

        The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 29, 2013. All such fees are paid quarterly in arrears.

	2013 Director Compensation		2014 Director Compensation(1)
Board Member Quarterly Retainer	$5,000		$12,500
Board In-Person Meeting Fee (per meeting)	$4,000		—
Board Chairman In-Person Meeting Fee(2)	$4,000		—
Board Chairman Quarterly Fee	—		$7,500
Audit Committee Chair Quarterly Retainer	$3,000		$3,750
Audit Committee Meeting Fees	$1,000		—
Audit Committee Member Quarterly Fee	—		$1,500
Designated Financial Expert Quarterly Fee	—		$1,250
Committee In-Person Meeting Fee	$1,000		—
Compensation Committee Chair Quarterly Retainer	$2,000		$3,750
Compensation Committee Member Quarterly Fee	—		$1,500
Nominating & Governance Committee Chair Quarterly Retainer	$2,000		$2,250
Nominating & Governance Committee Member Quarterly Fee	—		$1,250
Annual Equity Award	8,000 stock options	(3)	10,000 RSUs	(4)

(1)
In March 2014, the Company's Compensation Committee approved a new director compensation structure for fiscal year 2014. The Compensation Committee adopted the new director compensation structure to align the Company's director compensation with its peer companies' director compensation.

(2)
In addition to any Board in-person meeting fees.

(3)
Directors received 4,000 options to purchase Company common stock that vest 100% on the five-year anniversary of the grant date and 4,000 options to purchase Company common stock that vest once the market price of the Company's common stock reaches $15.00 per share within six years from the grant date.

(4)
Directors received 5,000 RSUs that vest 100% on the five year anniversary of the grant date and 5,000 RSUs that vest 20% for each 10% increase of the closing market price of the Company's common stock measured from the RSU grant date through the ten year anniversary, provided that the first vesting shall not occur until the first anniversary of the RSU grant date, at which time the percentage of RSUs shall vest based on increases in the closing market price measured from the RSU grant date through the first anniversary.

        Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.

Director Summary Compensation Table

        The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 29, 2013 for services rendered as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Scott Anderson(3)	61,000	—	22,558		—	83,558
Bandel Carano(4)	—	—	74,568	(2)	—	74,568
William Hoglund(5)	68,000	—	22,558		—	90,558
Scot Jarvis(6)	61,000	—	22,558		—	83,558
Jane Judd(7)	45,000	—	22,558		—	67,558
Samuel Liberatore(8)	40,000	—	22,558		—	62,558

(1)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of options to purchase shares of Kratos. On January 4, 2013, each director received (a) an option to purchase 4,000 shares of common stock that vests 100% on the five-year anniversary of the grant date and (b) an option to purchase 4,000 shares of common stock that vests once the market price of the Company's common stock reaches $15.00 per share within six years of the grant date. These options have an exercise price of $4.98.

(2)
In addition to the stock options Mr. Carano received as described above, the following awards of stock options during 2013 were made pursuant to the Non-Management Directors Stock Option Fee Program, of which Mr. Carano is the only participant: (a) March 14, 2013, fully vested stock option to purchase 3,067 shares of common stock in lieu of $13,000 in director's fees; (b) May 22, 2013, fully vested stock option to purchase 2,196 shares of common stock in lieu of $13,000 in director's fees; (c) October 11, 2013, fully vested stock option to purchase 1,565 shares of common stock in lieu of $13,000 in director's fees; and (d) December 19, 2013, fully vested stock option to purchase 1,909 shares of common stock in lieu of $13,000 in director's fees. Mr. Carano's options granted in 2013 had an aggregate grant date market value ranging from $4.24 to $8.31. The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 11, 2014.

(3)
Mr. Anderson had fully vested outstanding options to purchase 6,000 shares and held 10,000 RSUs as of December 29, 2013.

(4)
Mr. Carano had fully vested outstanding options to purchase 42,166 shares as of December 29, 2013.

(5)
Mr. Hoglund had fully vested outstanding options to purchase 6,000 shares and held 12,000 RSUs as of December 29, 2013.

(6)
Mr. Jarvis had fully vested outstanding options to purchase 6,000 shares and held 10,000 RSUs as of December 29, 2013.

(7)
Ms. Judd held 8,000 RSUs as of December 29, 2013.

(8)
Mr. Liberatore held 15,100 RSUs as of December 29, 2013.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 27, 2014 by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock
Identity of Owner or Group	Shares		% Ownership
Named Executive Officers(2)
Eric DeMarco	430,828	(3)	*
Deanna Lund	103,038	(4)	*
Deborah Butera	18,659	(5)	*
Phillip Carrai	49,433	(6)	*
Richard Poirier	41,436	(7)	*
Directors
Scott Anderson	69,401	(8)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Bandel Carano	11,865,766	(9)	20.65%
Oak Investment Partners 525 University Avenue, Suite 1300 Palo Alto, CA 94301
William Hoglund	4,000	(10)	*
P.O. Box 1914 Wilson, WY 83014
Scot Jarvis	44,200	(11)	*
c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075
Jane Judd	22,000		*
4820 Eastgate Mall, Suite 200 San Diego, CA 92121
Samuel Liberatore	1,308	(12)	*
4820 Eastgate Mall, Suite 200 San Diego, CA 92121
5% Stockholders:
Oak Management Corporation	11,874,209	(13)	20.66%
901 Main Avenue, Suite 600 Norwalk, CT 06851
T. Rowe Price Associates, Inc.	4,966,642	(14)	8.65%
100 E. Pratt Street Baltimore, MD 21202
All Directors and Executive Officers as a Group (14 persons)	12,721,835		22.12%
Total Shares Outstanding	57,420,366

*
Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of March 27, 2014. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 57,420,366 shares of common stock outstanding on March 27, 2014.

(2)
The address for all executive officers is 4820 Eastgate Mall, Suite 200, San Diego, CA 92121.

(3)
Includes 9,435 shares held in Kratos' 401(k) Plan, 15,567 shares purchased through the Kratos Employee Stock Purchase Plan, and 91,538 shares subject to options exercisable within 60 days from March 27, 2014.

(4)
Includes 9,225 shares held in Kratos' 401(k) Plan, 10,581 shares purchased through the Kratos Employee Stock Purchase Plan, and 48,732 shares subject to options exercisable within 60 days from March 27, 2014.

(5)
Includes 6,405shares held in Kratos' 401(k) Plan, 1,588 shares purchased through the Kratos Employee Stock Purchase Plan, and 4,241 shares subject to options exercisable within 60 days from March 27, 2014.

(6)
Includes 8,307 shares held in Kratos' 401(k) Plan and 5,069 shares purchased through the Kratos Employee Stock Purchase Plan.

(7)
Includes 4,616 shares held in Kratos' 401(k) Plan and 9,320 shares purchased through the Kratos Employee Stock Purchase Plan.

(8)
Includes 4,000 shares subject to options exercisable within 60 days from March 27, 2014 and 2,000 shares held by the Anderson Family Trust for the benefit of Mr. Anderson's children. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Family Trust.

(9)
Includes the shares of common stock detailed in Note (13) below held by the fund entities affiliated with Oak Investment Partners. Also includes 40,166 shares subject to options held by Mr. Carano that are exercisable within 60 days of March 27, 2014 and 255 shares of common stock held directly by Mr. Carano.

(10)
Includes 4,000 shares subject to options exercisable within 60 days from March 27, 2014.

(11)
Includes 4,000 shares subject to options exercisable within 60 days from March 27, 2014.

(12)
Includes 908 shares held in Kratos' 401(k) Plan.

(13)
Includes (i) 267,786 shares held by Oak Investment Partners IX, Limited Partnership, a Delaware limited partnership ("Oak IX"), (ii) 2,853 shares held by Oak IX Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates"), (iii) 6,427 shares held by Oak IX Affiliates Fund-A, Limited Partnership, a Delaware limited partnership ("Oak IX Affiliates-A"), (iv) 539,618 shares held by Oak Investment Partners X, Limited Partnership, a Delaware limited partnership ("Oak X"), (v) 8,661 shares held by Oak X Affiliates Fund, Limited Partnership, a Delaware limited partnership ("Oak X Affiliates"), and (vi) 11,000,000 shares held by Oak Investment Partners XIII, Limited Partnership, a Delaware limited partnership ("Oak XIII"). Also includes 40,166 shares subject to options held by Mr. Carano that are exercisable within 60 days from March 27, 2014. Each of these entities has sole voting and dispositive power with respect to the shares they beneficially own. Oak Associates IX, LLC is the general partner of Oak IX, Oak IX Affiliates, LLC is the general partner of each of Oak IX Affiliates and Oak IX Affiliates-A, Oak Associates X, LLC is the general partner of Oak X, Oak X Affiliates, LLC is the general partner of Oak X Affiliates, and Oak Associates XIII, LLC is the general partner of Oak XIII. As the general partner, these entities have shared voting and dispositive power over the shares held by the entity for which they are the general partner. All such shares are deemed to be beneficially owned by Oak Management Corporation, a Delaware corporation ("Oak Management") as investment advisor to Oak IX, Oak IX Affiliates, Oak IX Affiliates-A, Oak X, Oak X Affiliates and Oak XIII. Oak IX, Oak Associates IX GP, Oak IX Affiliates, Oak IX Affiliates-A, Oak IX Affiliates GP, Oak X, Oak X Associates GP, Oak X Affiliates, Oak X Affiliates GP, Oak XIII, Oak Associates XIII GP and Oak Management are collectively referred to as the "Oak Entities." Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont, Iftikar A. Ahmed, Warren B. Riley, Grace A. Ames and Andrew W. Adams (collectively, with the Oak Entities, the "Reporting Persons") are deemed to have beneficial ownership of such shares as general partners, managing members, stockholders, directors and officers of the Oak Entities. In addition, Messrs. Carano, Gallagher, Glassmeyer, Harman and Ms. Lamont have sole voting and dispositive power with respect to 255 shares, 1,027 shares, 3,459 shares, 555 shares and 3,402 shares, respectively. Each Reporting Person disclaims the existence of a "group" and disclaims beneficial ownership of all shares of common stock or securities convertible into or exercisable for common stock other than any shares or other securities reported herein as being owned by it, him or her, as the case may be.

(14)
Based on information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates") on February 10, 2014 with respect to holdings of Kratos common stock as of December 31, 2013. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 3,568,400 shares, representing 6.2% of the shares outstanding), for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Information about our equity compensation plans as of December 29, 2013 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(3)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	2,689	$13.46	4,737	(4)
Equity Compensation Plans Not Approved by Stockholders(2)	2,377	$12.80	—

Total	5,066	$13.27	4,737

(1)
Includes the Herley 2003 Stock Option Plan, Herley Amended and Restated 2010 Stock Plan, Integral Amended and Restated 2008 Stock Incentive Plan, 1999 Stock Option Plan, 2005 Equity Incentive Plan, 2011 Equity Incentive Plan, and the Purchase Plan.

(2)
Includes the 2000 Non-Statutory Stock Option Plan, 1998 Digital Fusion, Inc. Stock Option Plan, 1999 Digital Fusion, Inc. Stock Option Plan, 2000 Digital Fusion, Inc. Stock Option Plan, 2005 Amended and Restated Digital Fusion, Inc. Equity Incentive Plan, Digital Fusion Non-Plan Options, 2006 Henry Bros. Electronics, Inc. Stock Option Plan, and 2007 Henry Bros. Electronics, Inc. Stock Option Plan. It also includes 1,890 thousand RSUs that were long-term retention inducement grants given to certain employees of Composite Engineering, Inc. ("CEI") who joined Kratos as a result of our acquisition of CEI in July 2012. The RSUs cliff vest on the fourth anniversary of the closing of the CEI acquisition or earlier upon the occurrence of certain events.

(3)
The weighted-average exercise price does not take into account approximately 1,469 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans approved by stockholders and approximately 1,890 thousand shares of common stock issuable upon vesting of outstanding stock awards from plans not approved by stockholders, which have no exercise price.

(4)
Includes approximately 1,924 thousand shares reserved for issuance under the Purchase Plan. For the offering period ended December 31, 2013, 320 thousand shares were issued, and 1,604 thousand shares remain available for issuance under the Purchase Plan as of March 27, 2014.

        For more information regarding our equity compensation plans, see Note 11 to the audited financial statements included in our Form 10-K filed with the SEC on March 12, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities (the "Reporting Persons") to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        To the best of our knowledge and based solely upon our review of the copies of such reports furnished to us for the fiscal year ended December 29, 2013 and the information provided to us by the Reporting Persons, we believe that all Reporting Persons complied with Section 16(a) during the 2013 fiscal year.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 4820 Eastgate Mall, Suite 200, San Diego, California 92121 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, a stockholder's proposal must be received by us no later than December 12, 2014 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 12, 2014 will be considered untimely, and will not be included in our proxy materials for our 2015 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

        Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date on which we first mailed our notice of the meeting for the previous year's annual meeting of stockholders, or not later than the tenth day following the date on which we mail the notice of meeting for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or in the event of a special meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2015 annual meeting, such a proposal must be received by the Company not later than the close of business on December 12, 2014.

        While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2015 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

ANNUAL REPORT

        Our 2013 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2013 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Eric DeMarco
April 11, 2014	President and Chief Executive Officer

 Appendix A

KRATOS DEFENSE & SECURITY SOLUTIONS, INCORPORATED

2014 Equity Incentive Plan

Adopted by the Board of Directors: March 28, 2014
Approved by the Stockholders:                        , 2014

1.     General.

        (a)    Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Kratos Defense & Security Solutions, Incorporated 2011 Equity Incentive Plan, the Kratos Defense & Security Solutions, Incorporated Amended and Restated 2005 Equity Incentive Plan, the Kratos Defense & Security Solutions, Incorporated 2000 Nonstatutory Stock Option Plan, the Kratos Defense & Security Solutions, Incorporated 1999 Equity Incentive Plan, the Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, the Amended and Restated Herley Industries, Inc. 2010 Stock Plan, the Herley Industries, Inc. 2003 Stock Option Plan, the Henry Bros. Electronics, Inc. 2007 Stock Option Plan, the Henry Bros. Electronics, Inc. 2006 Stock Option Plan, the Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan, the 2000 Digital Fusion, Inc. Stock Option Plan, the 1999 Digital Fusion, Inc. Stock Option Plan, and the 1998 Digital Fusion, Inc. Stock Option Plan (collectively, the "Prior Plans"). Following the Effective Date, no additional stock awards may be granted under the Prior Plans. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted pursuant to the terms of the Prior Plans will remain subject to the terms of the Prior Plans; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans or granted outside of the Prior Plans that, at any time after March 27, 2014, (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the "Returning Shares") will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be subject to the terms of this Plan.

        (b)    Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards.

        (c)    Available Awards.    The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

        (d)    Purpose.    The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.     Administration.

        (a)    Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

          (ii)   To require, as a condition precedent to the grant, vesting, settlement, and/or issuance of shares of Common Stock pursuant to any Award, that a Participant execute a general release of claims (in any form that the Board may require, in its sole discretion, which form may include any other provisions, e.g., confidentiality and other restrictive covenants).

          (iii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

          (iv)  To settle all controversies regarding the Plan and Awards granted under it.

          (v)   To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

          (vi)  To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant's rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

          (vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(ix)) or an Award Agreement, no amendment of the Plan will impair a Participant's rights under an outstanding Award without the Participant's written consent.

          (viii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

          (ix)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant's rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant's rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant's consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

          (x)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

          (xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)   Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

        (d)    Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

        (f)    Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.     Shares Subject to the Plan.

        (a)    Share Reserve.

          (i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed the sum of (A) 1,550,000 new shares, and (B) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the "Share Reserve").

          (ii)   For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

        (b)    Reversion of Shares to the Share Reserve.    If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

        (c)    Incentive Stock Option Limit.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 3,200,000 shares of Common Stock.

        (d)    Section 162(m) Limitations.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

          (i)    A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered "qualified performance-based compensation" under Section 162(m) of the Code unless such additional Stock Award is approved by the Company's stockholders.

          (ii)   A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

          (iii) A maximum of one million dollars ($1,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.

        (e)    Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     Eligibility.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any "parent" of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as "service recipient stock" under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     Provisions Relating to Options and Stock Appreciation Rights.

        Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award

Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

          (i)    by cash, check, bank draft or money order payable to the Company;

          (ii)   pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if an Option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

          (v)   in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the

Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

          (i)    Restrictions on Transfer.    An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

          (ii)    Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii)    Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant's estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates (other than for Cause and other than upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

        (h)    Extension of Termination Date.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause and other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant's Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant's Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant's death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant's Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant's termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee's regular rate of pay, the provisions of this Section 5(m) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.     Provisions of Stock Awards Other than Options and SARs.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company's bylaws, at the Board's election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    If a Participant's Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

          (v)    Dividends.    A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

          (v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)    Performance Awards.

          (i)    Performance Stock Awards.    A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant's completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

          (ii)    Performance Cash Awards.    A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant's completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

          (iii)    Board Discretion.    The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

          (iv)    Section 162(m) Compliance.    Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as "performance-based compensation" thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

        (e)    Transferability of Stock Awards.    Generally, a Participant may not transfer a Stock Award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, a Participant may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may receive the shares of Common Stock underlying a Stock Award following the Participant's death.

7.     Covenants of the Company.

        (a)    Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

        (b)    Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

        (c)    No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.     Miscellaneous.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

        (c)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an

Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)    Change in Time Commitment.    In the event a Participant's regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

        (f)    Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (g)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (h)    Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

        (i)    Electronic Delivery.    Any reference herein to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

        (j)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (k)    Compliance with Section 409A of the Code.    To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes "deferred compensation" under Section 409A of the Code is a "specified employee" for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a "separation from service" before a date that is six (6) months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant's death.

        (l)    Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company.

9.     Adjustments upon Changes in Common Stock; Other Corporate Events.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

        (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than

Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transactions; Change in Control.    The following provisions will apply to Stock Awards in the event of a Corporate Transaction or Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

          (i)    Stock Awards May Be Assumed.    Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction or Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction or Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction or Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

          (ii)    Stock Awards Held by Current Participants.    In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction or Change in Control (referred to as the "Current Participants"), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction or Change in Control (contingent upon the effectiveness of the Corporate Transaction or Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction or Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction or Change in Control).

          (iii)    Stock Awards Held by Persons other than Current Participants.    In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction or Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction or Change in Control.

          (iv)    Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction or Change in Control, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction or Change in Control, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.   Plan Term; Earlier Termination or Suspension of the Plan.

        (a)   The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.   Effective Date of Plan.

        This Plan will become effective on the Effective Date.

12.   Choice of Law.

        The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.   Definitions.

        As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Award" means a Stock Award or a Performance Cash Award.

        (c)   "Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

        (f)    "Cause" will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant's unauthorized use or disclosure of the Company's confidential or proprietary information or trade secrets or the confidential or proprietary information or trade secrets of any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. The foregoing definition does not in any way limit the Company's ability to terminate a Participant's Continuous Service at any time, and the term "Company" will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

        (g)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

          (ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

          (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

          (iv)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

        Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (i)    "Committee" means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (j)    "Common Stock" means the common stock of the Company.

        (k)   "Company" means Kratos Defense & Security Solutions, Incorporated, a Delaware corporation; provided, that in the event the Company reincorporates to another jurisdiction, all references to the term "Company" shall refer to the Company in such new jurisdiction.

        (l)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company's securities to such person.

        (m)  "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant's Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (n)   "Corporate Transaction" means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

          (ii)   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

          (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (o)   "Covered Employee" will have the meaning provided in Section 162(m)(3) of the Code.

        (p)   "Director" means a member of the Board.

        (q)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (r)   "Effective Date" means the effective date of the Plan, which is the date of the annual meeting of stockholders of the Company held in 2014; provided, that the Plan is approved by the Company's stockholders at such meeting.

        (s)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

        (t)    "Entity" means a corporation, partnership, limited liability company or other entity.

        (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (v)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include

(i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (w)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

          (ii)   Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

          (iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (x)   "Incentive Stock Option" means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (y)   "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (z)   "Nonstatutory Stock Option" means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

        (aa) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (bb) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (cc) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

        (dd) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (ee) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (ff)  "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (gg) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (hh) "Own," "Owned," "Owner," "Ownership" A person or Entity will be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ii)   "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (jj)  "Performance Cash Award" means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

        (kk) "Performance Criteria" means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iv) growth of earnings before interest and taxes; (iv) EBITDA margin, adjusted EBITDA margin, or adjusted EBITDA; (v) total stockholder return; (vi) return on equity or average stockholder's equity; (vii) return on assets, net assets, investment, or capital employed; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) net income or operating income; (xii) operating income after taxes; (xiii) pre-tax profit or after-tax profit; (xiv) operating cash flow; (xv) revenue or sales (including revenue or sales targets); (xvi) increases in revenue or product revenue; (xvii) expenses and costs (including expenses and cost reduction goals); (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) earnings per share; (xxiv) share price or share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) number of customers; (xxix) stockholders' equity; (xxx) return on stockholders' equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) days sales outstanding; and (xxxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

        (ll)   "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon one or more Performance Criteria. Except as specifically provided otherwise by the Board or the Committee, as applicable, the Performance Criteria shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles.

        (mm)  "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (nn) "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c)(i).

        (oo) "Person" means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

        (pp) "Plan" means this Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan.

        (qq) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (rr)  "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (ss) "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (tt)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

        (uu) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (vv) "Rule 405" means Rule 405 promulgated under the Securities Act.

        (ww)  "Rule 701" means Rule 701 promulgated under the Securities Act.

        (xx) "Securities Act" means the Securities Act of 1933, as amended.

        (yy) "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

        (zz) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

        (aaa)  "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

        (bbb)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

        (ccc)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ddd)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000207506_1 R1.0.0.51160 KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 4820 EASTGATE MALL, SUITE 200 SAN DIEGO, CA 92121 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Scott Anderson 02 Bandel Carano 03 Eric DeMarco 04 William Hoglund 05 Scot Jarvis 06 Jane Judd 07 Samuel Liberatore The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2014. 3 To approve the adoption of the Company's 2014 Equity Incentive Plan. 4 An advisory vote to approve the compensation of our named executive officers. NOTE: In their discretion,the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000207506_2 R1.0.0.51160 KRATOS DEFENSE & SECURITY SOLUTIONS, INC. Annual Meeting of Stockholders May 14, 2014 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10K is/are available at www.proxyvote.com . Kratos Defense & Security Solutions, Inc. This proxy is solicited by the Board of Directors FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014 The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held at the Irvine Amenities Center located at 9540 Towne Center Drive, Suite 175, San Diego, CA 92121 on May 14, 2014 at 9:00 A.M. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States. Continued and to be signed on reverse side

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2014 PROXY SUMMARY
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2014
CORPORATE GOVERNANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE ADOPTION OF THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC. 2014 EQUITY INCENTIVE PLAN
PROPOSAL NO. 4 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Compensation Peer Group for 2013
2013 Chief Executive Officer Target Compensation Mix
2013 Other Named Executive Officer Target Compensation Mix
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
  Appendix A
KRATOS DEFENSE & SECURITY SOLUTIONS, INCORPORATED 2014 Equity Incentive Plan Adopted by the Board of Directors: March 28, 2014 Approved by the Stockholders: , 2014